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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GRAPHIC PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                                April 18, 2005

Dear Graphic Packaging Corporation Stockholders:

        It is my pleasure to invite you to Graphic Packaging Corporation's 2005 Annual Meeting of Stockholders, to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, May 17, 2005, at 10:00 a.m. local time.

        The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and gives certain information about the management of Graphic Packaging Corporation.

        Whether or not you plan to attend the Annual Meeting, your vote is important and I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

Jeffrey H. Coors Executive Chairman of the Board

Notice of
Annual Meeting of Stockholders
of Graphic Packaging Corporation

Date	May 17, 2005
Time:	10:00 a.m. local time
Place:	Renaissance Waverly Hotel 2450 Galleria Parkway Atlanta, Georgia 30339

        Purposes:

  •
  To elect three Class II Directors to serve a three-year term and until the 2008 Annual Meeting of Stockholders;

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  To approve an amendment to the Riverwood Holding, Inc. Stock Incentive Plan to permit the extension of the terms of options granted under such plan in 1996 and 1997, to facilitate a cashless method of exercising stock options and to change the definition of retirement under the plan; and

  •
  To transact any other business that may be properly brought before the Annual Meeting.

        Only stockholders of record at the close of business on March 21, 2005 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment thereof.

By order of the Board of Directors,

Stephen A. Hellrung Senior Vice President, General Counsel and Secretary
Marietta, Georgia April 18, 2005

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

GENERAL INFORMATION	1
SUMMARY OF MERGER WITH GRAPHIC PACKAGING INTERNATIONAL CORPORATION	4
CORPORATE GOVERNANCE MATTERS	4
PROPOSAL 1—ELECTION OF DIRECTORS	8
COMPENSATION OF EXECUTIVE OFFICERS	11
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE	27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	29
PROPOSAL 2—AMENDMENT OF THE RIVERWOOD HOLDING, INC. STOCK INCENTIVE PLAN	30
TOTAL RETURN TO STOCKHOLDERS	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
AUDIT MATTERS	37
ADDITIONAL INFORMATION	39
STOCKHOLDER PROPOSALS AND NOMINATIONS	39
ANNUAL REPORT	41

i

Proxy Statement

for the

Annual Meeting of Stockholders

May 17, 2005

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of Graphic Packaging Corporation, a Delaware Corporation, (the "Company") of proxies to be voted at the 2005 Annual Meeting of Stockholders to be held at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, May 17, 2005, at 10:00 a.m. local time (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will first be sent on or about April 20, 2005 to the Company's stockholders of record as of the close of business on March 21, 2005 (the "Record Date"). References in this Proxy Statement to "Graphic Packaging," "we," "us," and "our" or similar terms are to Graphic Packaging Corporation.

Outstanding Shares

        As of the close of business on the Record Date, there were 198,602,294 shares of the Company's common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

        Only stockholders who held shares of the Company's common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How to Vote in Person

        If your shares are registered directly in your name, you are considered the stockholder of record and you may vote in person at the Annual Meeting. If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting, the Company recommends that you vote before the Annual Meeting.

How to Vote by Proxy

        Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by any of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your bank or brokerage firm.

        Voting over the Internet.    Stockholders of record of the Company's common stock with Internet access may submit proxies from any location in the world by following the "Vote by Internet" instructions on their proxy cards. In addition, most of the Company's stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their bank or brokerage firm. Please check the voting instruction card to determine Internet voting availability.

        Voting by Telephone.    Stockholders of record of the Company's common stock who live in the United States or Canada may submit proxies by following the "Vote by Phone" instructions on their proxy cards. Most of the Company's stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their bank or brokerage firm. Please check the voting instruction card to determine telephone voting availability.

        Voting by Mail.    Stockholders of record of the Company's common stock may submit proxies by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. The Company's stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their bank or brokerage firm and mailing them in the accompanying pre-addressed envelope.

How Proxies Work

        The Board is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted "FOR" the election of each of the Director nominees and "FOR" the amendment to the Riverwood Holding, Inc. Stock Incentive Plan (the "1996 SIP") described herein. Proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

        If for any reason any of the nominees for election as Director is unable or declines to serve as Director, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board.

        If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the New York Stock Exchange (the "NYSE"), if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

How to Vote Your 401(k) Plan Shares

        If you participate in the Company's 401(k) Savings Plan or in the Company's Hourly 401(k) Savings Plan, you may give voting instructions as to the number of shares of the Company's common stock held in your account as of the Record Date to the trustee of the savings plan. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions received by 12:00 midnight on May 12, 2005. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

        You may also revoke voting instructions previously given to the trustee by 12:00 midnight on May 12, 2005, by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee. Your voting instructions will be kept confidential by the trustee.

Quorum

        In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least one-third (1/3) of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

Votes Needed

        The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of the amendment of the 1996 SIP and any other matter properly brought before the Annual Meeting requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. An abstention with respect to the approval of the amendment of the 1996 SIP will have the effect of a vote against such proposal and broker non-votes will have no effect on the approval of the amendment of the 1996 SIP, as broker non-votes are not treated as shares present and entitled to vote.

Changing Your Vote

        Shares of the Company's common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending to the Company's Corporate Secretary an instrument revoking the proxy or a proxy bearing a later date. Any notice of revocation should be sent to: Graphic Packaging Corporation, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

        Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company's common stock as of the Record Date in order to be admitted to the Annual Meeting.

SUMMARY OF MERGER WITH
GRAPHIC PACKAGING INTERNATIONAL CORPORATION

        Pursuant to the Agreement and Plan of Merger dated March 25, 2003 among Riverwood Holding, Inc. ("Riverwood"), Riverwood Acquisition Sub LLC and Graphic Packaging International Corporation ("GPIC"), Riverwood and GPIC agreed to merge in a stock-for-stock transaction (the "Merger"). On August 8, 2003, the Merger was consummated and Riverwood issued approximately 83.4 million shares of common stock to former GPIC stockholders. Such former GPIC stockholders owned approximately 42% of the Company's outstanding common stock immediately after the Merger.

CORPORATE GOVERNANCE MATTERS

        The Company's Board of Directors periodically reviews its governance policies, practices and procedures to ensure that the Company meets or exceeds the requirements of applicable laws and rules, including the Sarbanes-Oxley Act of 2002, the related rules and regulations of the Securities and Exchange Commission (the "SEC") and the corporate governance listing standards of the NYSE. Below, in question and answer format, is a summary of certain of the Company's corporate governance policies and practices.

Who are Graphic Packaging's Directors?

        The Board consists of Jeffrey H. Coors (who serves as Executive Chairman of the Board), John D. Beckett, G. Andrea Botta, Kevin J. Conway, Stephen M. Humphrey, Harold R. Logan, Jr., John R. Miller, Robert W. Tieken and Martin D. Walker.

How does Graphic Packaging determine which Directors are independent?

        For these purposes, "independent" and "independence" have the meanings set forth under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations adopted thereunder by the SEC, the NYSE's corporate governance and listing standards, and the Company's Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the Company's Corporate Governance Guidelines, the Company will also apply the following standards in determining whether a Director is independent:

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  A Director who is an employee of the Company, or whose immediate family member serves as one of the Company's executive officers, may not be deemed independent until three years after the end of such employment relationship.

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  A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service, may not be deemed independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by an immediate family member for service as one of the Company's non-executive employees will not be considered in determining independence under this test.

  •
  A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company's present or former internal or external auditor may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's current executive officers serve on that company's compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

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  A Director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity's consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

        Applying these standards, the following six of the Company's nine Directors are independent: Messrs. Beckett, Botta, Logan, Miller, Tieken and Walker. Messrs. Coors and Humphrey are not considered independent because they serve as executive officers and Mr. Conway is not considered independent because of his status as a principal of Clayton, Dubilier & Rice, Inc. ("CD&R"), an investment banking firm that provided certain services to the Company in connection with the Merger.

        The Company is a "controlled company," as that term is defined in the NYSE's corporate governance listing standards, because more than 50% of the Company's voting power is held by a group of stockholders consisting of members of the Coors family and certain related trusts, Clayton, Dubilier & Rice Fund V Limited Partnership (the "CD&R Fund") and EXOR Group, S.A. ("EXOR") and their respective affiliates. Please see "Certain Relationships and Related Transactions" below. As a "controlled company," the Company is exempt from the requirements of Rule 303A of the NYSE Listed Company Manual with respect to having the Board comprised of a majority of independent Directors and having the Compensation and Benefits Committee and Nominating and Corporate Governance Committee being composed solely of independent Directors.

How many times did Graphic Packaging's Board of Directors meet last year?

        The Board held six meetings in 2004.

Did any of Graphic Packaging's Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

        No, all of the Directors attended at least 75% of the meetings of the Board and their assigned committees during 2004.

What is Graphic Packaging's policy on Director attendance at annual meetings of stockholders'?

        Directors are expected to attend each annual meeting of stockholders, but are not required to do so. All of the Company's Directors attended the 2004 annual meeting of stockholders, except for Mr. Logan, Mr. Tieken and Mr. Walker.

Do the non-management Directors of Graphic Packaging meet during the year in executive session?

        Yes, the Company's non-management Directors met separately at regularly scheduled executive sessions during 2004 and will continue to do so without any member of management being present. Mr. Miller, as the Chairman of the Nominating and Corporate Governance Committee, acted as presiding Director at each executive session during 2004.

Can stockholders and other interested parties communicate directly with the Directors of Graphic Packaging or with the non-management Directors of Graphic Packaging?

        Yes. If you wish to communicate with the Board or any individual Director, you may send correspondence to Graphic Packaging Corporation, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary. The Corporate Secretary will submit your correspondence to the Board, the appropriate committee or the appropriate Director, as applicable. You may also communicate directly with the presiding non-management Director of the Board or the non-management Directors as a group by sending correspondence to Graphic Packaging Corporation, 814 Livingston Court, Marietta, Georgia 30067, Attention: Presiding Director.

Does Graphic Packaging's Board of Directors have any separately-designated standing committees?

        The Board presently has three separately-designated standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

What does the Audit Committee do?

        The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

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  the integrity of the Company's financial statements;

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  compliance with legal and regulatory requirements;

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  systems of internal accounting and financial controls;

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  the performance of the annual independent audit of the Company's financial statements;

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  the Company's independent auditor's qualifications and independence; and

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  the performance of the internal audit function.

        The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Who are the members of the Audit Committee?

        The current members of the Audit Committee are Messrs. Logan, Miller and Tieken. Mr. Miller served as Chairman until the November 2004 meeting when Mr. Tieken assumed responsibilities as Chairman.

How many meetings did the Audit Committee have last year?

        The Audit Committee held ten meetings during 2004.

Does Graphic Packaging have an Audit Committee Financial Expert?

        Yes. The Board has examined the SEC's definition of "audit committee financial expert" and has determined that each of Harold R. Logan, Jr., John R. Miller and Robert W. Tieken meet these standards and are each "independent directors," as defined by Section 303A of the NYSE's Listed Company Manual. Accordingly, Messrs. Logan, Miller and Tieken have each been designated by the Board as an audit committee financial expert.

What does the Compensation and Benefits Committee do?

        The Compensation and Benefits Committee oversees the compensation and benefits of the Company's management and employees and is responsible for, among other things:

  •
  reviewing and making recommendations as to the compensation of the President and Chief Executive Officer, the four other most highly-compensated executive officers and any other individuals whose compensation the Compensation and Benefits Committee anticipates may become subject to Section 162(m) of the Internal Revenue Code (the "Code");

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  approving any awards of stock or options to those of the Company's Directors who are employees and to other individuals who are "officers" for purposes of Section 16 of the Exchange Act; and

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  administering the Company's short- and long-term incentive plans.

Who are the members of the Compensation and Benefits Committee?

        The current members of the Compensation and Benefits Committee are Messrs. Beckett, Botta and Logan, with Mr. Beckett serving as Chairman. Mr. Walker served as a member of the Compensation and Benefits Committee through November 2004, when Mr. Logan was appointed to the Committee.

How many meetings did the Compensation and Benefits Committee have last year?

        The Compensation and Benefits Committee held five meetings during 2004.

What does the Nominating and Corporate Governance Committee do?

        The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board and developing and recommending a set of corporate governance principles to the Board.

Who are the members of the Nominating and Corporate Governance Committee?

        The current members of the Nominating and Corporate Governance Committee are Messrs. Beckett, Botta, Conway, Coors and Miller, with Mr. Miller serving as Chairman. Messrs. Beckett, Botta and Miller are each "independent directors," as defined by Section 303A of the NYSE's Listed Company Manual. As discussed above, Messrs. Conway and Coors would not be considered "independent directors."

How many meetings did the Nominating and Corporate Governance Committee hold last year?

        The Nominating and Corporate Governance Committee held four meetings during 2004.

Does Graphic Packaging have Corporate Governance Guidelines?

        Yes, the Board has formally adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to assure that the Board is focused on increasing stockholder value. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, CEO performance and succession planning, and Board committees and compensation. You may find a copy of the Corporate Governance Guidelines on the Company's website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Does Graphic Packaging have a code of ethics and conduct, and, if so, where can I find a copy?

        Yes, the Board has formally adopted a Code of Business Conduct and Ethics, which applies to all of the Company's employees, officers and Directors. A copy of the Code of Business Conduct and Ethics is available on the Company's website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Have the Board's standing committees adopted charters and, if so, where can I find copies?

        Yes, the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee have each adopted charters, copies of which can be found on the Company's website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

How can I obtain printed copies of the information described above?

        The Company will provide printed copies of the charters of the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee, as well as the Code of Business Conduct and Ethics and Corporate Governance Guidelines to any person without charge upon request.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors has nine members divided evenly into three classes, with one class being elected each year for a three-year term. The three nominees standing for re-election as Class II Directors are: John D. Beckett, Stephen M. Humphrey and John R. Miller.

        If elected, each Class II nominee will serve three consecutive years with his term expiring in 2008, and until a successor is elected and qualified. The election of each nominee requires the affirmative vote of the holders of the plurality of the shares of the Company's common stock cast in the election of Directors. If at the time of the Annual Meeting any of these nominees is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

Information Concerning the Nominees

        Set forth below is certain information furnished to the Company by the Director nominees and by each of the incumbent Directors whose terms will continue after the Annual Meeting. There are no family relationships among any directors or executive officers of the Company.

Class II Nominees for Election as Directors—Term to Expire in 2008

        John D. Beckett, 66, has been a member of the Company's Board and the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since the closing of the Merger in 2003. From 1993 until the closing of the Merger, Mr. Beckett served as one of the directors of GPIC. He has been Chairman of the R. W. Beckett Corporation, a manufacturer of components for oil and gas heating appliances, since 1965 and from 1965 until 2001, Mr. Beckett also served as its President.

        Stephen M. Humphrey, 60, has been the Company's President and Chief Executive Officer, a member of the Company's Board of Directors and a member of the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since 1997. From 1994 through 1996, Mr. Humphrey was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building products and services. From 1981 until 1994, Mr. Humphrey was employed by Rockwell International Corporation, a manufacturer of electronic industrial, automotive products, telecommunications systems and defense electronics products and systems, where he held a number of key executive positions.

        John R. Miller, 67, has been a member of the Company's Board and a member of the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since 2002. Mr. Miller has been a director of Cambrex Corporation, a global diversified life science company since 1998, and since 1985, a director of Eaton Corporation, a global diversified industrial manufacturer. Effective April 30, 2003, Mr. Miller retired as Chairman, President and Chief Executive Officer of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry, a position he held since 2000. Mr. Miller formerly served as President and Chief Operating Officer of The Standard Oil Company and Chairman of the Federal Reserve Bank of Cleveland.

Information Concerning Continuing Directors

Class III Directors—Term to Expire in 2006

        G. Andrea Botta, 51, has been a member of the Company's Board and a member of the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since 1996. Mr. Botta has been a managing director of Morgan Stanley since September 1999. Previously, he was president of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc.

        Harold R. Logan, Jr., 60, has been a member of the Company's Board and the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since the closing of the Merger in 2003. From 2001 until the closing of the Merger, Mr. Logan served as one of the directors of GPIC. Mr. Logan is a director and Chairman of the Finance Committee of TransMontaigne, Inc., a transporter of refined petroleum products, and was a director, Executive Vice President, and Chief Financial Officer of TransMontaigne, Inc. from 1995 to 2002. Mr. Logan served as a director and Senior Vice President, Finance of Associated Natural Gas Corporation, a natural gas and crude oil company, from 1987 to 1994. He also serves as a director of Suburban Propane Partners, Hart Energy Publishing, LLC, The Houston Exploration Company and Rivington Capital Advisors LLC.

        Martin D. Walker, 72, has been a member of the Company's Board and a member of the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since 2002. Mr. Walker has been a principal of MORWAL Investments, a private investment group, since July 1997, and is a director of Lexmark International, Inc., a producer of laser and inkjet printers, and Textron, Inc., a multi-industry company. From September 1986 to December 1996 and from October 1998 to June 1999, Mr. Walker served as Chairman and Chief Executive Officer of M. A. Hanna Company, a producer of international specialty chemicals. From December 1996 to June 1997, Mr. Walker served as Chairman of M. A. Hanna Company.

Class I Directors—Term to Expire in 2007

        Jeffrey H. Coors, 60, has been the Company's Executive Chairman and a member of the Company's Board and the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since the closing of the Merger in 2003. Mr. Coors was Chairman of GPIC from 2000 until the closing of the Merger, and was its Chief Executive Officer and President from GPIC's formation in 1992 until the closing of the Merger. Mr. Coors served as Executive Vice President of the Adolph Coors Company from 1991 to 1992 and as its President from 1985-1989, as well as at Coors Technology Companies as its President from 1989 to 1992.

        Kevin J. Conway, 46, has been a member of the Company's Board and a member of the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since 1995. Mr. Conway is a principal of CD&R, a New York-based private investment firm, a director of CD&R Investment Associates II, Inc. ("Associates II"), a Cayman Islands exempted company that is the managing general partner of CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership ("Associates V"), the general partner of the CD&R Fund, and a limited partner of Associates V.

        Robert W. Tieken, 65, has been a member of the Company's Board and the Boards of Directors of the Company's subsidiaries GPI Holding, Inc. and Graphic Packaging International, Inc. since September 2003. Mr. Tieken served as the Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company from May 1994 to June 2004. From 1993 until May 1994, Mr. Tieken served as Vice President-Finance for Martin Marietta Corp.

Directors Emeritus

        William K. Coors and B. Charles Ames each serve on the Board as a Director Emeritus. In such capacity, they have the right to attend Board meetings and to receive copies of all written materials provided to the Board, but do not have any right to vote on any matter presented to the Board.

Compensation of Directors

        Effective in May 2004, each Director who is not an officer or employee of the Company receives an annual cash retainer fee of $20,000, payable in quarterly installments. In addition, each non-employee Director receives $1,500 per Board meeting attended and $1,000 per committee meeting attended. Committee chairmen receive a further retainer fee of $5,000, payable in equal quarterly installments. In addition to the retainers and meeting fees, each non-employee Director receives an annual grant of shares of restricted stock with a value of $40,000 on the date of grant. All of the restrictions on such shares lapse on the first anniversary of the date of grant or, if earlier, the date that the Director's service is terminated for any reason other than removal in accordance with the Company's By-Laws or resignation following conviction of a felony. Non-employee Directors have the option to defer all or part of the cash compensation payable to them.

        Directors who are officers or employees do not receive any additional compensation for serving as a Director. Pursuant to the terms of Mr. Conway's employment with CD&R, he has assigned his right to receive compensation for his service as a Director to CD&R. The Company reimburses all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

Criteria for Potential Directors

        The Company's Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company's future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals who demonstrate:

  •
  the highest personal and professional integrity,

  •
  commitment to driving the Company's success;

  •
  an ability to provide informed and thoughtful counsel on a range of issues; and

  •
  exceptional ability and judgment.

        The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company's By-Laws relating to stockholder nominations as described in "Stockholder Proposals and Nominations," below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by its members and other Directors as it does for stockholder-recommended nominees.

Board Recommendation

        The Board believes that voting for each of the three nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote "FOR" each of the three nominees for Director.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the compensation paid to or earned by the Company's Chief Executive Officer and the Company's four other most highly paid executive officers (collectively, the "Named Executive Officers") for the three fiscal years ended December 31, 2004.

Summary Compensation Table

							Long Term Compensation
		Annual Compensation(1)					Awards				Payouts
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation($)(2)		Restricted Stock Units($)		Securities Underlying Options(#)		LTIP Payouts($)	All Other Compensation($)
Stephen M. Humphrey President and Chief Executive Officer	2004 2003 2002	987,500 937,450 879,000		982,563 570,544 478,890	208,473 206,935 206,960	(3) (4) (6)	— 1,365,478 —	(5)	— 228,150 6,844,500	(7)	— — —	— — —
Jeffrey H. Coors Executive Chairman	2004 2003	573,500 220,238	(9)	427,974 370,185	— —		— 1,543,672	(5)	— 1,603,489		1,300,000	20,325 19,325	(8) (8)
David W. Scheible Chief Operating Officer	2004 2003	457,500 166,667	(11)	373,919 233,450	— —		— 1,259,140	(5)	— 163,710		— 1,125,000	10,413 8,787	(10) (10)
John T. Baldwin Senior Vice President and Chief Financial Officer	2004 2003	350,000 110,038		254,265 100,000	124,892 27,895	(12) (14)	— 400,000	(15)	— 400,000		— —	8,200 2,426	(13) (13)
Robert W. Spiller Senior Vice President, Performance Packaging Division	2004 2003 2002	350,000 350,000 88,826		255,964 129,102 33,875	— — —		— 222,066 —	(17)	— 342,225 380,250	(18)	— — —	8,200 6,000 3,712	(16) (16) (16)

(1)
In accordance with the rules of the SEC, the compensation set forth in the table does not include (i) medical, dental, group life insurance or other benefits that are available to all salaried employees and (ii) certain perquisites and personal benefits that do not exceed the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus shown in the table.

(2)
Except as otherwise noted, amounts shown consist of certain perquisites, none of which had a value exceeding 25% of the total value of all perquisites provided.

(3)
Includes $11,973 of perquisites and $196,500, which is the amount of interest that would have been paid on a $5.0 million non-interest bearing loan made to Mr. Humphrey, had such loan borne interest at 3.93% per annum, the applicable federal rate at the time the loan was extended.

(4)
Includes $10,435 of perquisites and $196,500, which is the amount of interest that would have been paid on a $5.0 million non-interest bearing loan made to Mr. Humphrey, had such loan borne interest at 3.93% per annum, the applicable federal rate at the time the loan was extended.

(5)
The value of the restricted stock units equals the number of such units granted multiplied by the price of the Company's common stock ($3.99) on August 8, 2003, the date of grant. One-third of these restricted stock units vest on each of the first three anniversaries of the date of grant, subject to the Named Executive Officer's continuous employment. No dividend equivalents are payable with respect to the restricted stock units.

(6)
Includes $10,460 of perquisites and $196,500, which is the amount of interest that would have been paid on a $5.0 million non-interest bearing loan made to Mr. Humphrey, had such loan borne interest at 3.93% per annum, the applicable federal rate at the time the loan was extended.

(7)
Of these options, 340,522 were exchanged for new options on August 8, 2003.

(8)
The amounts shown include (i) matching contributions on behalf of Mr. Coors to the Company's 401(k) savings plans of $8,200 and $7,200 in 2004 and 2003, respectively; and (ii) $12,125 for executive life insurance premiums paid by the Company in 2004 and 2003.

(9)
Mr. Coors was appointed Executive Chairman effective August 8, 2003.

(10)
Amounts shown include (i) matching contributions on behalf of Mr. Scheible to the Company's 401(k) savings plan of $8,200 and $7,200 in 2004 and 2003, respectively, and (ii) $2,213 and $1,587 for executive life insurance premiums paid by the Company in 2004 and 2003, respectively.

(11)
Mr. Scheible was appointed as Executive Vice President, Commercial Operations effective August 8, 2003.

(12)
The amount shown includes $22,500 of club initiation fees, $51,216 of relocation benefits and tax reimbursement of $36,183 related to such relocation benefits.

(13)
Consists of matching contributions on behalf of Mr. Baldwin to the Company's 401(k) savings plan.

(14)
Includes $14,617 of taxable relocation benefits and tax reimbursement of $13,278 related to such relocation benefits.

(15)
The value of the restricted stock units equals the number of such units granted multiplied by the price of the Company's common stock ($4.00) on September 8, 2003, the date of grant. One third of the restricted stock units vest on each of the first three anniversaries of the date of grant, subject to Mr. Baldwin's continuous employment. No dividend equivalents are payable with respect to the restricted stock units.

(16)
Amounts shown consist of matching contributions on behalf of Mr. Spiller to the Company's 401(k) savings plan.

(17)
The value of the restricted stock units equals the number of such units granted multiplied by the price of the Company's common stock ($3.65) on November 24, 2003, the date of grant. One third of the restricted stock units vest on each of the first three anniversaries of August 8, 2003, subject to Mr. Spiller's continuous employment. No dividend equivalents are payable with respect to the restricted stock units.

(18)
All of these options were exchanged for new options on November 24, 2003.

Option/Stock Appreciation Rights Grants in 2004

        During 2004, none of the Named Executive Officers received grants of stock options or stock appreciation rights.

Aggregated Option Exercises in 2004 and Year-End Option Values

        None of the Named Executive Officers exercised any options during 2004. The following table provides information concerning the unexercised options held by each of the Named Executive Officers on December 31, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Humphrey	N/A	N/A	6,467,679	4,027,223	7,751,136	95,823
Jeffrey H. Coors	N/A	N/A	1,603,489	—	1,692,697	—
David W. Scheible	N/A	N/A	163,710	—	—	—
John T. Baldwin	N/A	N/A	133,332	266,668	255,331	510,669
Robert W. Spiller	N/A	N/A	114,075	228,150	71,867	143,735

(1)
The dollar amounts set forth under this heading are calculated based on a price of $7.20 per share, the closing price of the Company's common stock on December 31, 2004 on the NYSE.

Pension Plans

        Employees Retirement Plan.    All U.S. salaried employees who satisfy the service eligibility criteria and who are not participants in the GPIC Retirement Plan (as defined below) are participants in the Riverwood International Employees Retirement Plan (the "Employees Retirement Plan"). Pension benefits under this plan are limited in accordance with the provisions of the Code governing tax-qualified pension plans. The Company also maintains the Supplemental Plan for participants in the Employees Retirement Plan that provides for payment to participants of retirement benefits equal to the excess of the benefits that would have been earned by each participant had the limitations of the Code not applied to the Employees Retirement Plan and the amount actually earned by such participant under such plan. Messrs. Humphrey, Baldwin and Spiller are each eligible to participate in these pension plans. Benefits under the supplemental plan are not pre-funded; such benefits were paid by the Company or through the retirement plan through a qualified supplemental employee's retirement plan.

        The Pension Plan Table below sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the supplemental plan, for specified five-year average remuneration levels and years of service.

Pension Plan Table

	Years of Service
Remuneration
	5	10	15	20	25	30	35
$125,000	7,957	15,915	23,872	31,830	39,787	47,745	55,702
$150,000	9,707	19,415	29,122	38,830	48,537	58,245	67,952
$175,000	11,457	22,915	34,372	45,830	57,287	68,745	80,202
$200,000	13,207	26,415	39,622	52,830	66,037	79,245	92,452
$225,000	14,957	29,915	44,872	59,830	74,787	89,745	104,702
$250,000	16,707	33,415	50,122	66,830	83,537	100,245	116,952
$275,000	18,457	36,915	55,372	73,830	92,287	110,745	129,202
$300,000	20,207	40,415	60,622	80,830	101,037	121,245	141,452
$400,000	27,207	54,415	81,622	108,830	136,037	163,245	190,452
$500,000	34,207	68,415	102,622	136,830	171,037	205,245	239,452
$600,000	41,207	82,415	123,622	164,830	206,037	247,245	288,452
$700,000	48,207	96,415	144,622	192,830	241,037	289,245	337,452
$800,000	55,207	110,415	165,622	220,830	276,037	331,245	386,452
$900,000	62,207	124,415	186,622	248,830	311,037	373,245	435,452
$1,000,000	69,207	138,415	207,622	276,830	346,037	415,245	484,452
$1,100,000	76,207	152,415	228,622	304,830	381,037	457,245	533,452
$1,200,000	83,207	166,415	249,622	332,830	416,037	499,245	582,452
$1,300,000	90,207	180,415	270,622	360,830	451,037	541,245	631,452
$1,400,000	97,207	194,415	291,622	388,830	486,037	583,245	680,452
$1,500,000	104,207	208,415	312,622	416,830	521,037	625,245	729,452
$1,600,000	111,207	222,415	333,622	444,830	556,037	667,245	778,452
$1,700,000	118,207	236,415	354,622	472,830	591,037	709,245	827,452
$1,800,000	125,207	250,415	375,622	500,830	626,037	751,245	876,452
$1,900,000	132,207	264,415	396,622	528,830	661,037	793,245	925,452
$2,000,000	139,207	278,415	417,622	556,830	696,037	835,245	974,452

        Annual remuneration, defined as "Salary" in the Employees Retirement Plan, includes amounts paid as bonuses under the annual incentive compensation plan, but excludes payments under any equity incentive plan or long-term incentive plan. Had Messrs. Humphrey, Baldwin and Spiller retired as of December 31, 2004, their respective five-year average salaries, plus bonuses, for purposes of the table set forth above, would have been as follows: Stephen M. Humphrey, $1,257,743; John T. Baldwin, $400,000; and Robert W. Spiller, $404,326.

        On December 31, 2004, Messrs. Humphrey, Baldwin and Spiller had the following years of credited service under the retirement plan: Stephen M. Humphrey, 8; John T. Baldwin, 1, and Robert W. Spiller, 2. Estimated benefits have been calculated on the basis of a straight-life annuity form of payment and are not subject to a reduction to reflect the payment of Social Security benefits.

        GPIC Retirement Plan.    All of the Company's U.S. salaried employees who satisfy the service eligibility criteria and who do not participate in the Employees Retirement Plan participate in the Graphic Packaging Retirement Plan (the "GPIC Retirement Plan"). Pension benefits under the GPIC Retirement Plan are limited in accordance with the provisions of the Code governing tax qualified pension plans. GPIC also maintained the Graphic Packaging Excess Benefit Plan (formerly the ACX Technologies, Inc. Excess Benefit Plan) and the Graphic Packaging Supplemental Retirement Plan (formerly the ACX Technologies, Inc. Supplemental Retirement Plan) that provided the benefits that were not payable from the qualified retirement plan because of limitations under the Code. The Pension Plan Table below sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the non-qualified supplemental retirement plans, for specified remuneration levels and years of service.

Pension Plan Table

	Years of Service
Remuneration
	5	10	15	20	25	30	35	40
$125,000	9,375	20,313	31,250	42,188	53,125	64,063	75,000	78,125
$150,000	11,250	24,375	37,500	50,625	63,750	76,875	90,000	93,750
$175,000	13,125	28,438	43,750	59,063	74,375	89,688	105,000	109,375
$200,000	15,000	32,500	50,000	67,500	85,000	102,500	120,000	125,000
$225,000	16,875	36,563	56,250	75,938	95,625	115,313	135,000	140,625
$250,000	18,750	40,625	62,500	84,375	106,250	128,125	150,000	156,250
$275,000	20,625	44,688	68,750	92,813	116,875	140,938	165,000	171,875
$300,000	22,500	48,750	75,000	101,250	127,500	153,750	180,000	187,500
$325,000	24,375	52,813	81,250	109,688	138,125	166,563	195,000	203,125
$350,000	26,250	56,875	87,500	118,125	148,750	179,375	210,000	218,750
$375,000	28,125	60,938	93,750	126,563	159,375	192,188	225,000	234,375
$400,000	30,000	65,000	100,000	135,000	170,000	205,000	240,000	250,000
$425,000	31,875	69,063	106,250	143,438	180,625	217,813	255,000	265,625
$450,000	33,750	73,125	112,500	151,875	191,250	230,625	270,000	281,250
$475,000	35,625	77,188	118,750	160,313	201,875	243,438	285,000	296,875
$500,000	37,500	81,250	125,000	168,750	212,500	256,250	300,000	312,500
$525,000	39,375	85,313	131,250	177,188	223,125	269,063	315,000	328,125
$550,000	41,250	89,375	137,500	185,625	233,750	281,875	330,000	343,750
$575,000	43,125	93,438	143,750	194,063	244,375	294,688	345,000	359,375
$600,000	45,000	97,500	150,000	202,500	255,000	307,500	360,000	375,000
$625,000	46,875	101,563	156,250	210,938	265,625	320,313	375,000	390,625
$650,000	48,750	105,625	162,500	219,375	276,250	333,125	390,000	406,250
$675,000	50,625	109,688	168,750	227,813	286,875	345,938	405,000	421,875
$700,000	52,500	113,750	175,000	236,250	297,500	358,750	420,000	437,500
$725,000	54,375	117,813	181,250	244,688	308,125	371,563	435,000	453,125
$750,000	56,250	121,875	187,500	253,125	318,750	384,375	450,000	468,750
$775,000	58,125	125,938	193,750	261,563	329,375	397,188	465,000	484,375
$800,000	60,000	130,000	200,000	270,000	340,000	410,000	480,000	500,000
$825,000	61,875	134,063	206,250	278,438	350,625	422,813	495,000	515,625
$850,000	63,750	138,125	212,500	286,875	361,250	435,625	510,000	531,250
$875,000	65,625	142,188	218,750	295,313	371,875	448,438	525,000	546,875
$900,000	67,500	146,250	225,000	303,750	382,500	461,250	540,000	562,500
$925,000	69,375	150,313	231,250	312,188	393,125	474,063	555,000	578,125
$950,000	71,250	154,375	237,500	320,625	403,750	486,875	570,000	593,750
$975,000	73,125	158,438	243,750	329,063	414,375	499,688	585,000	609,375
$1,000,000	75,000	162,500	250,000	337,500	425,000	512,500	600,000	625,000

        Unlike the Employees Retirement Plan, the annual remuneration covered by the GPIC Retirement Plan is salary only and does not include any of the other compensation items shown in the Summary Compensation Table above. The salary used to compute benefits is the average highest salary amount over a 36 consecutive month period in the last 10 years. Had Mr. Coors and Mr. Scheible retired as of December 31, 2004, the average annual compensation covered by the GPIC Retirement Plan would have been $551,505 and $422,657, respectively. On December 31, 2004, Mr. Coors and Mr. Scheible had 36 and 6 credited years of service under the GPIC Retirement Plan, respectively. The benefit is computed on the basis of a straight-life annuity and is subject to a reduction to reflect, in part, the payment of Social Security benefits.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004, with respect to the Company's compensation plans under which equity securities are authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	19,939,470	(2)	$6.87	(3)	15,722,192
Equity compensation plans not approved by stockholders	—		—		—
Total	19,939,470	(2)	$6.87	(3)	15,722,192

(1)
These plans are the Graphic Packaging Corporation 2004 Stock and Incentive Compensation Plan (the "2004 Plan"), the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan, the 2003 Riverwood Holding, Inc. Directors Stock Incentive Plan, the Riverwood Holding, Inc. 2002 Stock Incentive Plan, the Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan, the 1996 SIP, the Graphic Packaging Equity Incentive Plan, and the Graphic Packaging Equity Compensation Plan for Non-Employee Directors. With the exception of the 2004 Plan, each of these plans has been amended to provide that no additional awards will be granted thereunder.

(2)
Includes an aggregate of 16,656,683 stock options, 3,274,757 restricted stock units and 8,030 shares of phantom stock.

(3)
Weighted-average exercise price of outstanding options; excludes restricted stock units and shares of phantom stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement with Stephen M. Humphrey

        The Company has an employment agreement dated March 25, 2003, with President and Chief Executive Officer, Stephen M. Humphrey. The agreement has a term of four years and provides that Mr. Humphrey will serve as President and Chief Executive Officer of the Company and its subsidiaries, GPI Holding, Inc. and Graphic Packaging International, Inc.

        Pursuant to this agreement, Mr. Humphrey's base salary was $950,000 from April 1, 2003 to March 31, 2004, and increased to $1,000,000 per year thereafter. During the employment term, Mr. Humphrey is eligible for an annual target bonus of 100% of base salary (with a maximum annual bonus opportunity equal to 200% of base salary) and welfare benefits including life, medical, dental, accidental death and dismemberment, business travel accident, prescription drug and disability insurance. Mr. Humphrey is also eligible to participate in all of the profit sharing, pension, retirement, deferred compensation and savings plans applicable to the Company's executive officers.

        If Mr. Humphrey's employment is terminated without cause or he terminates his employment for good reason, Mr. Humphrey will be entitled to receive (in addition to accrued amounts of salary, bonus and other compensation) the following severance benefits:

  •
  base salary for the shorter of the remainder of the employment term or three years;

  •
  a pro rata bonus for the year in which his employment is terminated, provided that applicable performance objectives have been achieved;

  •
  continued life, medical, dental, accidental death and dismemberment and prescription drug insurance benefits for as long as base salary is paid; and

  •
  reimbursement for outplacement and career counseling services in an amount not to exceed the lesser of $25,000 or 20% of base salary.

        A termination is for "cause" under Mr. Humphrey's agreement if it is due to Mr. Humphrey's:

  •
  willful failure substantially to perform his duties (other than due to physical or mental illness) or other willful and material breach of any of his obligations under the agreement, after a demand for substantial performance is delivered and a reasonable opportunity to cure is given;

  •
  engaging in willful and serious misconduct that has caused or would reasonably be expected to result in material injury to the Company or its affiliates; or

  •
  conviction of, or entering a plea of nolo contendere to, a felony.

        A termination is for "good reason" under Mr. Humphrey's agreement if it is within 30 days of any of the following:

  •
  the assignment of duties that are significantly different from and that result in a substantial diminution of his duties at the commencement of the employment term;

  •
  the Company's failure to require a successor to assume the agreement;

  •
  a reduction in his base salary; or

  •
  the Company's breach of any of its obligations under the agreement, the option agreement with Mr. Humphrey or any other incentive award agreement granted to Mr. Humphrey.

        Upon his retirement, Mr. Humphrey will be entitled to a supplemental retirement benefit equal to the difference between the benefits provided under the Employees Retirement Plan and Supplemental Pension Plan and the benefits he would have received under such plans if he had ten years of service with the Company. Mr. Humphrey will not receive this benefit if his employment is terminated due to death, disability or cause, or if he terminates his employment without good reason or retires before the end of the employment term.

        The agreement also amends the vesting schedule of special performance options granted to Mr. Humphrey under a Management Stock Option Agreement dated January 1, 2002. Pursuant to the terms of his employment agreement, one-third of the special performance options granted under the option agreement vested one-third on August 8, 2003, and the remainder will vest in equal installments on August 8, 2005, and August 8, 2006.

        Pursuant to the terms of his employment agreement, 1,140,750 of the unvested performance options granted to Mr. Humphrey under stock incentive plans were exchanged for 228,150 new stock options and 342,225 restricted units. One-third of these options and restricted units, as well as the other unvested performance options held by Mr. Humphrey, vested on August 8, 2004, and the remainder will vest in equal installments on August 8, 2005 and August 8, 2006.

        The agreement also provides that Mr. Humphrey may not work for a competitor of the Company for a period of one year after his employment is terminated or the end of his severance period, whichever is later. Mr. Humphrey is also prohibited from soliciting employees of the Company for three years after his termination.

Employment Agreement with Jeffrey H. Coors

        Jeffrey H. Coors, who was GPIC's President and Chief Executive Officer, entered into an employment agreement with GPIC dated March 25, 2003. Under Mr. Coors' employment agreement,

he serves as the Company's Executive Chairman and as the Executive Chairman of the Company's subsidiaries, GPI Holding, Inc. and Graphic Packaging International, Inc. The agreement has a term of three years and provides for an annual base salary of $555,000, which salary will be reviewed annually.

        Under the terms of his agreement, Mr. Coors participates in short-term incentive plans existing from time to time and other incentive plans, in each case as determined by the Compensation and Benefits Committee. He also participates in savings and retirement plans and welfare benefit plans sponsored by the Company. In connection with the Merger, on August 8, 2003, Mr. Coors received the following compensation and benefits from GPIC:

  •
  all cash target amounts under GPIC's long-term incentive plans that were not previously paid or had not expired, regardless of whether the performance targets for those plans had been achieved;

  •
  the conversion of certain options previously granted under GPIC's equity incentive plan or long-term incentive plans, which options were immediately exercisable and will remain exercisable until August 8, 2013; and

  •
  restricted stock units representing the right to receive shares of the Company's common stock, one-third of which vested on August 8, 2004, with the remainder vesting in equal increments on August 8, 2005 and August 8, 2006. However, the restricted shares vest in full immediately if: (1) Mr. Coors' employment is terminated without cause, due to death, disability or retirement, or he terminates employment for good reason; or (2) upon a change of control.

        Pursuant to these provisions, Mr. Coors received a cash payment of approximately $1.1 million and options worth approximately $0.4 million (based on the difference between the exercise price of the option and GPIC's common stock price of $3.99 per share on August 8, 2003), and 386,885 shares of GPIC restricted stock were converted into restricted stock units convertible into shares of the Company's common stock.

        If, during the term of his employment agreement, the Company terminates the employment of Mr. Coors without cause or Mr. Coors terminates his employment for good reason, he would be entitled to receive (in addition to accrued amounts of salary, bonus and other compensation), the following amounts and benefits:

  •
  the greater of the amount of his highest bonus under the Company's bonus plan, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years, and the annual bonus paid or payable to him under the Company's short-term incentive plan or plans;

  •
  a lump sum in cash equal to three times:

  •
  his highest annual base salary for any of the past three years;

  •
  an amount equal to his highest base salary during any of the past three years multiplied by the highest percentage payout of bonus under a short-term incentive plan paid or accrued during any of the past three years; and

  •
  the highest one-year cash equivalent amount of fringe benefits paid in any of the past three years;

  •
  any benefits due under any supplemental executive retirement plan in accordance with the provisions of the plan, with the amount of benefits to be adjusted to reflect five additional years of service and five additional years of age (with such additional years of service to decrease by one for each year of employment following the merger);

  •
  welfare benefits for him and his family for three years or, if earlier, until he receives such benefits through subsequent employment; and

  •
  outplacement services for one year (with a cost not to exceed $15,000).

        For purposes of Mr. Coors' employment agreement, a termination is for "cause" if it is due to Mr. Coors':

  •
  willful and continued failure to perform substantially his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered; or

  •
  willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

        For purposes of Mr. Coors' employment agreement, a termination is for "good reason" if it is within 90 days of any of the following and without Mr. Coors' consent:

  •
  material diminution of his title, responsibilities and duties;

  •
  failure to pay compensation;

  •
  failure to pay the gross-up described below;

  •
  purported termination of employment otherwise than as expressly permitted by the agreement; or

  •
  mandatory relocation, other than in connection with a promotion, of Mr. Coors' principal office to a location more than 35 miles from the location of such office on August 8, 2003.

        If any payments that resulted from the Merger or from the termination of Mr. Coors' employment without cause or for good reason constitute an excess parachute payment (as defined under Section 280G(b)(2) of the Code), he is entitled to receive a full gross-up payment to compensate him for the amount of the tax owed.

        Under the terms of his employment agreement, Mr. Coors is prohibited from engaging in any of the following activities, both during the term of his employment with the Company and for a period of two years thereafter if his employment is terminated for any reason before the end of the three-year term:

  •
  directly or indirectly owning, managing, operating, lending money to or participating in the ownership, management, operation or control of, or serving as a director, officer, employee, partner, consultant, agent or independent contractor with a business or organization in the printing and packaging business in a capacity that assists such competitor in a material respect in the printing and packaging business in the geographic areas where the Company or any of its subsidiaries or affiliates operate;

  •
  owning a controlling interest in a business that competes in a material respect in the printing or packaging business in the geographic areas where the Company or any of its subsidiaries or affiliates operate; or

  •
  soliciting or interfering with the Company's suppliers, customers or employees or any of its subsidiaries or affiliates.

        The employment agreement provides, however, that Mr. Coors will not be in violation of the foregoing by virtue of the fact that he owns 5% or less of the outstanding common stock of a corporation, if such stock is listed on a national securities exchange, is reported on NASDAQ or is regularly traded in the over-the-counter market.

Employment Agreement with David W. Scheible

        David W. Scheible, who was GPIC's Chief Operating Officer, entered into an employment agreement with GPIC dated as of March 25, 2003. Under Mr. Scheible's agreement, he served as the Executive Vice President of Commercial Operations until his promotion to Chief Operating Officer of the Company and its subsidiaries, GPI Holding, Inc. and Graphic Packaging International, Inc., effective October 1, 2004. The employment agreement has a term of three years beginning August 8, 2003 and provides for an annual base salary of $420,000, which salary will be reviewed annually.

        Under the terms of the agreement, Mr. Scheible participates in short-term incentive plans existing from time to time and other incentive plans, in each case as determined by the Compensation and Benefits Committee at a level commensurate with other similarly situated executives of the Company. He also participates in savings and retirement plans and welfare benefit plans sponsored by the Company.

        In connection with the Merger, on August 8, 2003, Mr. Scheible received the following compensation and benefits from GPIC:

  •
  all cash target amounts under GPIC's long-term incentive plans that were not previously paid or had not expired, regardless of whether the performance targets for those plans had been achieved;

  •
  the conversion of certain options previously granted under GPIC's equity incentive plan or long-term incentive plans, which options were immediately exercisable and will remain exercisable until August 8, 2013; and

  •
  restricted stock units representing the right to receive shares of the Company's common stock, one-third of which vested on August 8, 2004, with the remainder vesting in equal increments on August 8, 2005 and August 8, 2006. However, the restricted shares vest in full immediately if: (1) Mr. Scheible's employment is terminated without cause, due to death, disability or retirement, or he terminates employment for good reason; or (2) upon a change of control.

Pursuant to these provisions, Mr. Scheible received a cash payment of approximately $875,000 and 413,710 options worth approximately $606,875 (based on the difference between the exercise price of the option and GPIC's common stock price of $3.99 per share on August 8, 2003), and 315,574 shares of GPIC restricted stock were converted into restricted stock units convertible into shares of the Company's common stock.

        If, during the term of his employment agreement the Company terminates the employment of Mr. Scheible without cause or Mr. Scheible terminates his employment for good reason, Mr. Scheible would be entitled to receive (in addition to accrued amounts), the following amounts and benefits:

  •
  the greater of the amount of his highest bonus under the Company's bonus plan, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years, and the annual bonus paid or payable to him under the Company's short-term incentive plan or plans;

  •
  a lump sum in cash equal to three times:

  •
  his highest annual base salary for any of the past three years;

  •
  an amount equal to his highest base salary during any of the past three years multiplied by the highest percentage payout of bonus under a short-term incentive plan paid or accrued during any of the past three years; and

  •
  the highest one-year cash equivalent amount of fringe benefits paid in any of the past three years;

  •
  any benefits due under any supplemental executive retirement plan in accordance with the provisions of the plan, with the amount of benefits to be adjusted to reflect five additional years of service and five additional years of age (with such additional years of service to decrease by one for each year of employment following the Merger);

  •
  welfare benefits for him and his family for three years or, if earlier, until he receives such benefits through subsequent employment; and

  •
  outplacement services for one year (with a cost not to exceed $15,000).

        For purposes of Mr. Scheible's employment agreement, a termination is for "cause" if it is due to Mr. Scheible's:

  •
  willful and continued failure to perform substantially his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered; or

  •
  willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

        For purposes of Mr. Scheible's employment agreement, a termination is for "good reason" if it is within 90 days of any of the following and without Mr. Scheible's consent:

  •
  material diminution of his title, responsibilities and duties;

  •
  failure to pay compensation;

  •
  failure to pay the gross-up described below;

  •
  purported termination of employment otherwise than as expressly permitted by the agreement; or

  •
  mandatory relocation, other than in connection with a promotion, of Mr. Scheible's principal office to a location more than 35 miles from the location of such office on August 8, 2003.

        If any payments that resulted from the Merger or from the termination of Mr. Scheible's employment without cause or for good reason constitute an excess parachute payment (as defined under Section 280G(b)(2) of the Code), he is entitled to receive a full gross-up payment to compensate him for the amount of the tax owed.

        Under the terms of his employment agreement, Mr. Scheible is prohibited from engaging in any of the following activities, both during the term of his employment with the Company and for a period of two years thereafter if his employment with the Company is terminated for any reason before the end of the three-year term:

  •
  directly or indirectly owning, managing, operating, lending money to or participating in the ownership, management, operation or control of, or serving as a director, officer, employee, partner, consultant, agent or independent contractor with a business or organization in the printing and packaging business in a capacity that assists such competitor in a material respect in the printing and packaging business in the geographic areas where the Company or any of its subsidiaries or affiliates operate;

  •
  owning a controlling interest in a business that competes in a material respect in the printing or packaging business in the geographic areas where the Company or any of its subsidiaries or affiliates operate; or

  •
  soliciting or interfering with the Company's suppliers, customers or employees or any of its subsidiaries or affiliates.

        The employment agreement provides, however, that Mr. Scheible will not be in violation of the foregoing by virtue of the fact that he owns 5% or less of the outstanding common stock of a corporation, if such stock is listed on a national securities exchange, is reported on NASDAQ or is regularly traded in the over-the-counter market.

Employment Agreement with John T. Baldwin

        The Company entered into an employment agreement with John T. Baldwin to serve as Senior Vice President and Chief Financial Officer of the Company and its subsidiaries, GPI Holding, Inc. and Graphic Packaging International, Inc. as of September 8, 2003. The agreement has an initial three-year term that automatically extends for additional one-year periods following the expiration of the initial term. The agreement provides for a minimum base salary of at least $350,000 and for Mr. Baldwin's participation in the Company's incentive compensation programs for similarly situated executives at levels commensurate with his position and duties and as established by the Company's Compensation and Benefits Committee. For 2003, Mr. Baldwin's bonus was guaranteed to be not less than $100,000, and his target bonus opportunity was set at 70% of his base salary.

        In the event the Company terminates Mr. Baldwin's employment without cause or Mr. Baldwin terminates his employment for good reason, the agreement provides for severance of:

  •
  a pro-rata incentive bonus for the year in which termination of employment occurs, assuming that all performance targets had been achieved as of the termination date; and

  •
  base salary and continued welfare benefits for the longer of the remainder of the employment term, one year or a period equal to one month for each full year of service with the Company.

        Under the terms of Mr. Baldwin's employment agreement, a termination is for cause if it is due to:

  •
  the willful failure to perform his duties (other than due to physical or mental illness) or other willful and material breach of his obligations under his employments agreement or other incentive award agreement, after a written demand for performance is delivered and a reasonable opportunity for cure has been given;

  •
  willful and serious misconduct that caused or is reasonably expected to result in material injury to the Company; or

  •
  conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony.

        Under Mr. Baldwin's employment agreement, a termination is for "good reason" if it is within 30 days of any of the following and without Mr. Baldwin's consent:

  •
  the assignment of duties that are significantly different from and that result in a substantial diminution of his duties at the commencement of the employment term;

  •
  the Company's failure to require a successor to assume the agreement;

  •
  a reduction in his base salary; or

  •
  the Company's breach of any of its obligations under the employment agreement or any other incentive award agreement granted to Mr. Baldwin.

        The employment agreement also provides that Mr. Baldwin may not work for a competitor of the Company for a period of one year after his employment is terminated or the end of his severance period, whichever is later. Mr. Baldwin is also prohibited from employing, soliciting employees of the Company for employment or interfering with the Company's relationship with the Company's employees during his employment and until the end of his severance period.

Employment Agreement with Robert W. Spiller

        The Company entered into an Employment Agreement with Robert W. Spiller to serve as Senior Vice President, Performance Packaging Division of the Company and its subsidiary, Graphic Packaging International, Inc. as of September 30, 2002. The Agreement has an initial three-year term that automatically extends for additional one-year periods following the expiration of the initial term. Such agreement was amended as of August 7, 2004. The agreement provides for a minimum base salary of at least $350,000 and for Mr. Spiller's participation in the Company's incentive compensation programs for similarly situated executives at levels commensurate with his position and duties and as established by the Company's Compensation and Benefits Committee, with an annual target bonus opportunity of 70% of base salary. In the event the Company terminates Mr. Spiller's employment without cause or Mr. Spiller terminates his employment for good reason, the agreement provides for severance of:

  •
  a pro-rata incentive bonus for the year in which termination of employment occurs, assuming that all performance targets had been achieved; and

  •
  base salary and continued welfare benefits for the longer of the remainder of the employment term, one year or a period equal to one month for each full year of service with the Company.

        Under the terms of Mr. Spiller's employment agreement, a termination is for cause if it is due to:

  •
  the willful failure to perform his duties (other than due to physical or mental illness) or other willful and material breach of his obligations under his employments agreement or other incentive award agreement, after a written demand for performance is delivered and a reasonable opportunity for cure has been given;

  •
  willful and serious misconduct that caused or is reasonably expected to result in material injury to the Company; or

  •
  conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony.

        Under Mr. Spiller's employment agreement, a termination is for "good reason" if it is within 30 days of any of the following and without Mr. Spiller's consent:

  •
  the assignment of duties that are significantly different from and that result in a substantial diminution of his duties at the commencement of the employment term;

  •
  the Company's failure to require a successor to assume the agreement;

  •
  a reduction in his base salary; or

  •
  the Company's breach of any of its obligations under the employment agreement or any other incentive award agreement granted to Mr. Spiller.

        The employment agreement also provides that Mr. Spiller may not work for a competitor of the Company for a period of one year after his employment is terminated or the end of his severance period, whichever is later. Mr. Spiller is also prohibited from employing, soliciting employees of the Company for employment or interfering with the Company's relationship with the Company's employees during his employment and until the end of his severance period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

        The Company entered into a Stockholders Agreement with the Coors family stockholders and certain related Coors family trusts (the "Coors Family Stockholders"), the CD&R Fund and EXOR, dated as of March 25, 2003, as amended (the "Stockholders Agreement"), under which the parties thereto made certain agreements regarding matters further described below, including the voting of their shares and governance after the Merger.

        Board of Directors.    The Stockholders Agreement provides that the Company's Board will consist of nine members, classified into three classes. Each of the three classes consist initially of three Directors, the initial terms of which would expire, respectively, at the first, second and third annual meetings of stockholders following the Merger.

        Designation Rights.    The Stockholders Agreement provides that a representative of the Coors Family Stockholders, the CD&R Fund and EXOR have the right, subject to requirements related to stock ownership, to designate a person for nomination for election to the Board. The Coors family representative is entitled to designate one person for nomination for election to the Company's Board for so long as the Coors Family Stockholders, in the aggregate, own at least 5% of the fully-diluted shares of the Company's common stock. The CD&R Fund is entitled to designate one person for nomination for election to the Board: (1) for so long as it owns at least 5% of the fully-diluted shares of Company's common stock, or (2) for so long as it owns less than 5% of such shares and the other stockholders, the CD&R Fund and EXOR continue to own, in the aggregate, at least 30% of such shares. EXOR is entitled to designate one person for nomination for election to the Board for so long as it owns at least 5% of the fully-diluted shares of the Company's common stock.

        Pursuant to the Stockholders Agreement, at each meeting of stockholders at which Directors of the Company are to be elected, the Board of Directors will recommend that the stockholders elect to the Board the designees of the individuals designated by the Coors family representative, CD&R and EXOR. In addition, for so long as Stephen M. Humphrey serves as Chief Executive Officer, the Stockholders Agreement provides that he will be nominated for election to the Board at any meeting of the stockholders at which Directors of his class are to be elected.

        Currently, Mr. Coors serves on the Board as the Coors Family Stockholders' designee, Mr. Conway serves on the Board as the CD&R Fund's designee and Mr. Botta serves on the Board as EXOR's designee.

        Independent Directors.    The Stockholders Agreement further provides that each of the other Directors, not designated in the manner described above, will be an independent Director designated for nomination by the Nominating and Corporate Governance Committee. In the event that the Coors family representative, the CD&R Fund or EXOR loses the right to designate a person to the Board, such designee will resign immediately upon receiving notice from the Nominating and Corporate Governance Committee that it has identified a replacement Director, and will resign in any event no later than 120 days after the designating person or entity loses the right to designate such designee to the Board. At such time as Mr. Humphrey is no longer Chief Executive Officer, he will similarly resign upon receipt of notice from the Nominating and Corporate Governance Committee and, in any event, no later than 120 days after ceasing to serve as Chief Executive Officer.

        Agreement to Vote for Directors; Vacancies.    Each party to the Stockholders Agreement agreed to vote all of the shares owned by such stockholder in favor of Mr. Humphrey (for so long as he is Chief Executive Officer) and each of the parties' designees to the Board, and to take all other steps within such stockholder's power to ensure that the composition of the Board is as contemplated by the Stockholders Agreement. As long as the Coors family representative, the CD&R Fund or EXOR, as the case may be, has the right to designate a person for nomination for election to the Board, at any time at which the seat occupied by such party's designee becomes vacant as a result of death, disability, retirement, resignation, removal or otherwise, such party will be entitled to designate for appointment by the remaining Directors an individual to fill such vacancy and to serve as a Director.

        Actions of the Board; Affiliate Agreements.    The Stockholders Agreement provides that a Board decision regarding the Merger, consolidation or sale of substantially all the Company's assets would require the affirmative vote of a majority of the Directors then in office. In addition, the decision to enter into, modify or terminate any agreement with an affiliate of the Coors Family Stockholders, CD&R or EXOR will require the affirmative vote of a majority of the Directors not nominated by a stockholder which, directly or indirectly through an affiliate, has an interest in that agreement.

        Board Committees.    The Stockholders Agreement provides for the Board to have an Audit Committee, a Compensation and Benefits Committee and a Nominating and Corporate Governance Committee as follows:

        The Audit Committee will have three members, consisting of the Directors designated by the CD&R Fund and the Coors family representative and one independent Director. The Audit Committee will have the authority, at its discretion, to invite the Director designated by EXOR to attend meetings of the Audit Committee as a non-voting observer.

        The Compensation and Benefits Committee will have three members, consisting of the Directors designated by the CD&R Fund and the Coors family representative and one independent Director. None of the Company's employees (other than Mr. Coors) will serve on this committee. The Director designated by EXOR has the right to attend meetings of the Compensation and Benefits Committee as a non-voting observer.

        The Nominating and Corporate Governance Committee will have five members, consisting of the Directors designated by the CD&R Fund, the Coors family representative and EXOR and two independent Directors. None of the Company's employees (other than Mr. Coors) will serve on this committee.

        The rights of the CD&R Fund, the Coors family representative and EXOR to have its Director designee sit as a member of Board committees will cease when such stockholder holds less than 5% of the Company's fully-diluted shares of common stock, except that the CD&R Fund will continue to have such right so long as the Company's stockholders immediately before the closing of the Merger own, in the aggregate, at least 30% of the fully-diluted shares of the Company's common stock. The Board will fill any committee seats that become vacant in the manner provided in the preceding sentence with independent Directors.

        Transfer Restrictions.    The parties to the Stockholders Agreement had agreed not to transfer any of the Company's shares of common stock during the restricted period (defined below), except for transfers to certain affiliated permitted transferees that agreed to be bound by the Stockholders Agreement, and a sale to the public pursuant to an effective registration statement filed under the Securities Act of 1933 (the "Securities Act"). The "restricted period" began on August 8, 2003 and ended on February 8, 2005.

        Termination.    The Stockholders Agreement will remain in effect until terminated by unanimous agreement or until such time as no more than one of the CD&R Fund, EXOR or the CD&R Fund and the other stockholders in the aggregate, or the Coors Family Stockholders holds 5% or more of the Company's outstanding common stock on a fully-diluted basis. In addition, the Stockholders Agreement will terminate as to any stockholder party at such time as such stockholder no longer owns any of the Company's shares of common stock.

Amended and Restated Registration Rights Agreement

        The Company and the parties to the Stockholders Agreement and the Company's stockholders immediately before the Merger are parties to an Amended and Restated Registration Rights Agreement, dated as of March 25, 2003, under which the parties agreed to amend and restate the previous registration rights agreement in connection with the transactions contemplated by the Merger agreement.

        The Amended and Restated Registration Rights Agreement provides that holders of 15% or more of the Company's outstanding shares of common stock may request that the Company effect the registration under the Securities Act of all or part of such holders' registrable securities. Upon receiving such request, the Company is required to give prompt written notice of such requested registration to all holders of registrable securities and to use its reasonable best efforts to effect the registration under the Securities Act of all registrable securities that the Company has been requested to register. After the expiration of 180 days after the closing of an initial secondary offering, holders of 5% or more of the Company's outstanding shares of common stock may again request that the Company effect the registration under the Securities Act of all or part of such holders' registrable securities.

        With respect to the first two requests to effect registration of registrable securities, the Company is not required to effect such registration if such requests relate to less than 15% of the outstanding shares of common stock or, without the approval of the Board, more than 25% of the outstanding shares. Any request for registration of registrable securities after the first two requests will be subject to a minimum offering size of 5% of the outstanding shares of the Company's common stock. The Company will pay all expenses in connection with the first four successfully effected registrations requested. The Amended and Restated Registration Rights Agreement also provides that, with certain exceptions, the parties thereto have certain incidental registration rights in the event that the Company at any time proposes to register any of its equity securities and the registration form to be used may be used for the registration of securities otherwise registrable under the Amended and Restated Registration Rights Agreement.

The CD&R Fund

        The CD&R Fund is a private investment fund managed by CD&R. The general partner of the CD&R Fund is Associates V, and the general partners of Associates V are Associates II, CD&R Investment Associates, Inc., and CD&R Cayman Investment Associates, Inc. Mr. Ames, who is a principal of CD&R, a Director of Associates II and a limited partner of Associates V, was the Chairman of the Board of Riverwood until the Merger. Mr. Conway, who is a principal of CD&R, a Director of Associates II and a limited partner of Associates V, is one of the Company's Directors. The CD&R Fund purchased $225 million of the Company's equity in 1996.

        During the year ended December 31, 2003, the Company paid CD&R a management fee of $470,000 for providing management and financial consulting services. In addition, under the terms of the Stockholders Agreement, the Company also paid a transaction fee of $10 million to CD&R for assistance in connection with negotiation of all aspects of the Merger, including the contribution analysis, financial and business due diligence, structure of the proposed refinancing and arranging for proposals by and handling negotiations with financing sources to provide funds for the refinancing. The Company made no payments to CD&R in 2004, other than payments earned by Mr. Conway for service as a Director, which Mr. Conway assigned to CD&R.

        The Company entered into an indemnification agreement dated March 27, 1996, with CD&R and the CD&R Fund pursuant to which the Company agreed to indemnify CD&R, the CD&R Fund, Associates V, Associates II, together with any other general partner of Associates V, and their respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of a certain consulting agreement between the Company and CD&R that is no longer effective, and certain other claims and liabilities.

Management Indebtedness

        In November 1999, the Company lent Stephen M. Humphrey, the Company's President and Chief Executive Officer, $5.0 million pursuant to a full-recourse, non-interest bearing promissory note, which was amended in December 2001. The promissory note will become due and payable on the earlier of March 26, 2007, and such time as Mr. Humphrey voluntarily terminates his employment other than for "good reason" or the Company terminates his employment for "cause," in each case as defined in Mr. Humphrey's employment agreement. If payment on the note is not made when due, the payment will bear interest, payable on demand, equal to 5.93% per year. The note will be forgiven and will not have to be repaid if, on or before March 26, 2007, Mr. Humphrey terminates his employment for "good reason," the Company terminates Mr. Humphrey's employment without "cause" or because of his "disability," in each case as defined in his employment agreement, or Mr. Humphrey's employment terminates because of his death. As of April 1, 2005, $5.0 million remained outstanding under the note.

        Effective July 30, 2002, the Sarbanes-Oxley Act of 2002 prohibits the granting of any personal loans to or for the benefit of any of the Company's executive officers or Directors and the modification or renewal of any such existing personal loans. The Company has not granted any new personal loans to or for the benefit of the executive officers or Directors or modified or renewed the loan to Mr. Humphrey since the effective date of such provision.

Coors Family Relationships

        William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, John K. Coors, J. Bradford Coors, Peter H. Coors, Melissa E. Coors and Christian Coors Ficeli are co-trustees of one or more of the Coors family trusts and, along with Holland Coors, the Adolph Coors Foundation, which collectively own approximately 30% of the Company's common stock. In addition, one of those trusts owns approximately 30% of the voting common stock of Molson Coors Brewing Company (formerly, the Adolph Coors Company) and a related entity owns 100% of CoorsTek, Inc. ("CoorsTek").

        Jeffrey H. Coors, John K. Coors, Joseph Coors, Jr., and Peter H. Coors are brothers. Jeffrey H. Coors is the Company's Executive Chairman and a member of the Board and of the Board of Directors of the Company's subsidiaries, GPI Holding, Inc. and Graphic Packaging International, Inc. J. Bradford Coors is the son of Joseph Coors, Jr., and an employee of CoorsTek. Melissa E. Coors and Christian Coors Ficeli are Peter H. Coors' daughters and employees of Molson Coors Brewing Company. William K. Coors is a Director Emeritus on the Company's Board. Peter H. Coors is an executive officer and Director of Molson Coors Brewing Company. John K. Coors is an executive officer and Director of CoorsTek. The Company, Molson Coors Brewing Company (or its predecessor, the Adolph Coors Company) and CoorsTek, or their subsidiaries, have certain business relationships and have engaged in certain transactions with one another, as described below.

        Transactions with Adolph Coors Company.    On December 28, 1992, GPIC was spun off from Adolph Coors Company and since that time Adolph Coors Company had no ownership interest in GPIC. However, certain Coors family trusts had significant interests in both GPIC and Adolph Coors Company. GPIC also entered into various business arrangements with the Coors family trusts and related entities from time-to-time since its spin-off. GPIC's policy was to negotiate market prices and competitive terms with all third parties, including related parties.

        GPIC originated as the packaging division of Adolph Coors Company. At the time of the spin-off from Adolph Coors Company, GPIC entered into an agreement with Coors Brewing Company to continue to supply its packaging needs. The Company executed a new supply agreement, effective

April 1, 2004, with Coors Brewing Company (now a subsidiary of Molson Coors Brewing Company) that expires on December 31, 2006. The Company continues to sell packaging products to Coors Brewing Company; such sales accounted for approximately $110.3 million of the Company's consolidated net sales for the year ended December 31, 2004.

        One of the Company's subsidiaries, Golden Equities, Inc., is the general partner in a limited partnership in which Coors Brewing Company is the limited partner. Before the Merger, Golden Equities was a subsidiary of GPIC. The partnership owns, develops, operates and sells certain real estate previously owned directly by Coors Brewing Company or Adolph Coors Company. Coors Brewing Company was allocated $484,000 as its share of the partnership's profit in 2004.

        Transactions with CoorsTek.    The spin-off of CoorsTek from GPIC was made pursuant to a distribution agreement between GPIC and CoorsTek in December 1999. It established the procedures to effect the spin-off and contractually provided for the distribution of the CoorsTek common stock to GPIC's stockholders, the allocation to CoorsTek of certain assets and liabilities and the transfer to and assumption by CoorsTek of those assets and liabilities. In the distribution agreement, CoorsTek agreed to repay all outstanding intercompany debt owed by CoorsTek to GPIC together with a special dividend. The total amount of the repayment and the special dividend was $200 million. Under the distribution agreement, GPIC and CoorsTek each agreed to retain, and to make available to the other, books and records and related assistance for audit, accounting, claims defense, legal, insurance, tax, disclosure, benefit administration and other business purposes. CoorsTek also agreed to indemnify GPIC if the CoorsTek spin-off is taxable under certain circumstances or if GPIC incurred certain liabilities. The tax sharing agreement defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the CoorsTek business for tax years preceding the CoorsTek spin-off and with respect to certain tax attributes of CoorsTek after the CoorsTek spin-off.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

        The main responsibilities of the Compensation and Benefits Committee are to establish the Company's general compensation philosophy, to oversee the development and implementation of compensation programs and to balance appropriately the competing factors that influence management compensation. These factors include pay for performance and retention of key executives, short-term and long-term focus, and internal and external measures of success. The goal is a program that drives stockholder value and encourages key members of management to remain with the Company.

        The Compensation and Benefits Committee has engaged an independent compensation consultant to assist the committee in its deliberations regarding executive compensation. The consultant provides market data and assists in program design. The consultant works with both the Compensation and Benefits Committee and management, but reports to the Compensation and Benefits Committee.

Elements of the Executive Pay Program

        The three key elements of the Company's executive compensation program are discussed below. The compensation philosophy for each is also discussed.

        Salary.    Salary is established by the Compensation and Benefits Committee after evaluating each executive's performance for the prior year, as well as any changes in responsibilities and scope of work. Salary levels are set to encourage ongoing performance throughout the year. The Compensation and Benefits Committee sets executive salaries between the 50th and 75th percentiles of a general industry peer group composed of manufacturing companies of a similar size to the Company. Use of up to the 75th percentile reflects the fact that bonus payouts under the short-term incentive plan require significant improvements in performance. This is discussed further below.

        Actual changes to base salaries occur on a non-regular basis that is generally at least 12 months after the most recent prior adjustment for the individual. Base salary changes take into account market data for similar positions, the executive's experience and time in position, and individual performance.

        Short-Term Incentives.    The Company's short-term incentive plan, the Management Incentive Plan (the "MIP") provides cash awards based upon the accomplishment by the Company of performance thresholds established at the beginning of each year. Payouts under the MIP are determined based on the Company's achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA") and free cash flow targets. Under the MIP, EBITDA is weighted 67% and free cash flow is weighted 33%. Although the measures overlap somewhat, the Compensation and Benefits Committee believes that for 2005, both measures are important. The Compensation and Benefits Committee set goals for those measures that reflect superior performance when compared to similar companies, and analysis indicates that prior year goals have been set at or above the 75th percentile of industry performance. As a result, should executives reach those goals, the plan will pay at approximately the 75th percentile of the market in base salary plus bonus. Should the Company fail to reach the goals, however, the MIP will pay out to a lesser degree, and will pay nothing if the threshold goals are not met.

        Long-Term Incentives and Repricing.    In connection with the Merger, some prior long-term incentive grants at Riverwood and GPIC were converted into new stock options and restricted stock under the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan. No long-term incentive grants were made during 2004, during which the Company developed a new long-term incentive program that meets various goals including pay for performance, aligning the long-term interests of management with stockholders and promoting an ownership mindset. The program provides flexibility to the Compensation and Benefits Committee to assess Company results and reward outstanding performance. Grants were made under the new program in March 2005.

Perquisites

        Executives are provided perquisites as part of the Company's overall executive compensation program. These perquisites generally include reimbursements for financial counseling and tax preparation, an annual executive physical and social club membership fees. Certain executive officers are provided different perquisites as stipulated in their employment agreements. These perquisites include flexible perquisite and car allowances, and additional executive life insurance.

Basis for Chief Executive Officer Compensation

        During 2004, the Company paid Mr. Humphrey $987,500 in salary pursuant to the terms of his employment agreement dated March 31, 2003. Mr. Humphrey's base salary was determined when the contract was signed, and is slightly above the 75th percentile of the general industry manufacturing market for companies near the Company's size (per the Company's executive compensation philosophy as noted above.) The Company also paid Mr. Humphrey a cash bonus of $982,563 for 2004, based on EBITDA and free cash flow as discussed above. For 2004, the Company's EBITDA was below the target goal and its free cash flow was above the target goal.

        For 2005 and future years, Mr. Humphrey's contract sets his target bonus at 100% of base salary, with a maximum opportunity equal to 200% of base salary. The total of Mr. Humphrey's base salary and target bonus is at the 75th percentile of the market. Again, this presumes performance goals that represent 75th percentile performance.

        No long-term incentive grants were made to Mr. Humphrey in 2004 as discussed above. In addition, no grants were made to him in March 2005 when grants to other executives were made. Mr. Humphrey does not participate in a voluntary deferred compensation program; no such program is available at the Company. The Company does not maintain a company plane.

Income Tax Deductibility of Executive Compensation

        Section 162(m) of the Code limits the deductibility of certain executives' compensation that exceeds $1 million per year, unless the compensation is paid under a performance-based plan, as defined in the Code, that has been approved by stockholders. The Company has obtained stockholder approval of the 2004 Plan. However, because the Compensation and Benefits Committee's policy is to maximize long-term stockholder value, tax deductibility is only one factor considered in setting compensation.

Summary

        We believe that the policies and programs described in this report link pay and performance and serve the best interests of the Company's stockholders. The Compensation and Benefits Committee regularly tests the Company's executive pay plans and policies and modifies them as necessary to continue to achieve the appropriate balance of factors.

John D. Beckett (Chairman) G. Andrea Botta Harold R. Logan, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Beckett (Chairman), Botta and Walker were the members of the Compensation and Benefits Committee until November 2004, when Mr. Logan replaced Mr. Walker. None of the current members of the Compensation and Benefits Committee is or during 2004 was an officer or employee of the Company or any of its subsidiaries. Mr. Coors, the Company's Executive Chairman, serves on the Board of Directors of R.W. Beckett Corporation. Mr. Beckett is the Chairman of the R.W. Beckett Corporation. The Company did no business with R.W. Beckett Corporation in 2004 and does not anticipate doing any business with R.W. Beckett Corporation in 2005.

PROPOSAL 2—AMENDMENT OF THE
RIVERWOOD HOLDING, INC. STOCK INCENTIVE PLAN

General

        The Company is seeking stockholder approval of an amendment of the 1996 SIP to permit the extension of the terms of certain stock options granted to employees of the Company in 1996 and 1997 and to facilitate a cashless method of exercising stock options that does not require the concurrent sale of shares into the open market. Specifically, the amendment would (i) permit the Compensation and Benefits Committee of the Company to extend (x) the termination date of stock options granted under the 1996 SIP by three years for a maximum 13-year term and (y) the time period after Retirement, as defined in the 1996 SIP, during which the stock options may be exercised to a maximum of three years (but not to exceed the 13-year maximum term), (ii) redefine the term "Retirement" in the 1996 SIP to mean termination of employment by a participant in the 1996 SIP (a "Participant") with age and years of service credit totaling at least 65, with the minimum age at which a participant may be considered retired being 55, and (iii) remove the requirement that shares of the Company's common stock be held for a period of at least six months in order to be used as payment of the exercise price for stock options. The purposes of the amendment are to modify the outstanding stock options so that they provide the compensation and incentive value intended when originally granted, which is currently negatively impacted by the thinly-traded nature of the Company's common stock, and to update the definition of retirement to be consistent with that found in the 2004 Plan.

Material Features of the 1996 SIP

        The following summary of the 1996 SIP is qualified in its entirety by the specific language of the 1996 SIP, a copy of which is attached as Appendix A to this Proxy Statement. Capitalized terms used but not defined in this summary shall have the meanings assigned to such terms in the 1996 SIP.

        Authorized Shares and Awards.    The 1996 SIP authorizes the issuance of up to 10,570,950 shares of common stock (after giving effect to the 15.21-to-1 stock split effected immediately prior to the Merger) to executive officers and other key management employees of the Company selected by the Board to participate. Permitted awards under the 1996 SIP consisted of non-qualified stock options or rights to purchase shares, although the 1996 SIP was amended as of August 8, 2003 to provide that no additional awards would be made thereunder. As of April 1, 2005, only 21 of the 29 Participants in the 1996 SIP had outstanding grants of stock options under the 1996 SIP.

        Eligibility.    The 1996 SIP authorized awards only to executive officers and other key management employees of the Company and any successor to the Company.

        Administration.    The Board of Directors is responsible for administering the 1996 SIP, although the Board may delegate all of the powers, duties and responsibilities to the Compensation Committee (or another committee of the Board responsible for compensation of officers) to the full extent permitted by law. As of April 3, 1996, the Board delegated responsibility for administration of the 1996 SIP to the Compensation and Benefits Committee.

        Stock Options.    Stock options granted under the 1996 SIP must be evidenced by a written agreement between the Participant and the Company that specifies the number of shares subject to options, the exercise price per share, the duration or term of the options and the other terms and conditions of the award. The exercise price per share is determined by the Compensation and Benefits Committee, and, unless otherwise specified in an agreement evidencing an award of stock options, may not be less than the fair market value of a share on the date the option is granted. Under Section 6.3(c) of the 1996 SIP, no option could be exercisable for more than 10 years after the date of grant, although if this proposal to amend the 1996 SIP receives stockholder approval, the last sentence of Section 6.3(c) will be changed to provide that no options shall be exercisable for more than 13 years after the date of grant.

        The 1996 SIP provides that the Compensation and Benefits Committee shall establish procedures governing the exercise of stock options, including procedures for providing notice to the Company and paying the exercise price in full in cash or cash equivalents at the time of exercise. Section 6.4 of the 1996 SIP allows the payment of the exercise price in full or in part in the form of shares of the Company's common stock that have been held for at least six months prior to the date of exercise. If this proposal to amend the 1996 SIP receives stockholder approval, however, the 1996 SIP will be changed to eliminate the requirement that shares tendered in payment be held for six months prior to the date of exercise. This will allow Participants greater flexibility to utilize this method of payment of the exercise price, which is not dependent upon an active public market for the Company's common stock.

        Rights to Purchase Common Stock.    In addition to stock options, the 1996 SIP also permitted awards of rights to purchase shares directly from the Company from time to time at a price and subject to such terms and conditions as may be established by the Board. Currently no rights to purchase shares are outstanding and no additional awards of such rights may be made.

        Termination of Employment.    Unless otherwise provided in the agreement evidencing an award of stock options under the 1996 SIP, upon termination of employment due to death, Permanent Disability or Retirement all "Service Options" become fully vested as of the date of such termination and a proportionate share of all "Performance Options" become fully vested pursuant to the formula set forth in Section 8.1 of the 1996 SIP. "Service Options" are defined as options that vest based upon an employee's completion of service and "Performance Options" are defined as options that vest based on the financial performance of the Company and its subsidiaries. Section 8.1 of the 1996 SIP currently specifies that following termination, such vested options are exercisable until the first to occur of (i) the one-year anniversary of the date of the Participant's termination of employment or (ii) the expiration of the term of the option. If this proposal to amend the 1996 SIP is approved, however, Section 8.1 of the 1996 SIP will be changed to permit vested options to be exercisable until the first to occur of (i) the first anniversary of the date of the Participant's termination of employment due to death or Permanent Disability or the third anniversary of the date of the Participant's termination of employment due to Retirement or (ii) the expiration of the term of the option. In addition, the definition of "Retirement" set forth in Section 2.1(bb) of the 1996 SIP will be changed from retirement from active employment at or after age 65 to mean a Participant's termination of employment with age and years of service credit totaling at least 65, with the minimum age at which a Participant may be considered retired being 55. This change will make the definition of Retirement in the 1996 SIP consistent with the 2004 Plan.

        Unless otherwise provided in the agreement evidencing an award of stock options under the 1996 SIP, upon termination of employment for Cause, all options, whether vested or unvested, shall terminate immediately. Upon termination for any reason other than death, Permanent Disability, Retirement or Cause, any unvested stock options shall terminate and be cancelled and any vested stock options may be exercised until the first to occur of (i) the 60th day after the date of termination or (ii) the expiration of the term of the options.

        Change of Control.    The 1996 SIP provides that in the event of a change of control, Participants are entitled to receive a cash payment for each Service Option (whether vested or not) equal to the price per share paid in connection with the change of control transaction less the exercise price of such option. Participants are entitled to receive a similar payment for vested Performance Options based upon the formula set forth in Section 8.1 of the 1996 SIP.

        Transferability.    No options granted under the 1996 SIP may be sold, transferred, pledged, assigned or otherwise alienated other than by will or the laws of descent and distribution.

        Amendment.    The 1996 SIP may be amended, modified, terminated or suspended by the Board of Directors, provided that no amendment, modification, termination or suspension of the 1996 SIP will in any manner adversely affect any award previously granted without the consent of the Participant holding such award. Stockholder approval for any such amendment, modification, termination or suspension must be obtained to the extent required by applicable law or if otherwise deemed appropriate by the Company's Board of Directors.

        On April 15, 2005, the closing price of the Company's common stock on the NYSE was $3.88 per share.

Summary of U.S. Federal Income Tax Consequences

        The following summary generally describes the principal federal income tax consequences of the non-qualified stock options granted under the 1996 SIP as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to equity compensation are complicated and their impact in any one case may depend upon the particular circumstances.

        In general, when a Participant in the 1996 SIP is granted non-qualified stock options, he or she will not recognize any taxable income. Upon exercise of the stock options, however, the difference between the fair market value of the stock on the date of exercise and the aggregate exercise price will constitute taxable ordinary income to the Participant on the date of exercise. Generally, the Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the Participant. The Participant's basis in shares of common stock acquired upon the exercise of stock options will equal the exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the Participant will be taxed as a capital gain or loss to the Participant, and will be long-term capital gain or loss if the Participant has held the stock for more than one year at the time of sale.

        The Company generally will not be entitled to a federal income tax deduction upon the grant or termination of a non-qualified stock option, or upon the sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. Upon exercise, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a Participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

        Awards of stock options under the 1996 SIP may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A ("Section 409A"). To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A on the taxation of these types of awards. Generally, to the extent that any award that is subject to Section 409A fails to meet certain requirements under Section 409A, the award will be subject to immediate taxation and tax penalties in the year in which the award fails to conform to the requirements of Section 409A. It is the Company's current intent that amendment of awards under the 1996 SIP will be structured and administered in a manner that complies with the requirements of Section 409A.

Option Grants to be Amended

        If the amendment to the 1996 SIP outlined above is approved, the Compensation and Benefits Committee currently intends to extend the maximum terms of 3,764,600 stock options granted to 19 employees in June 1996 and March 1997. Under their original terms, 519,575 of such stock options expire in 2006 and 3,245,025 of such options expire in 2007. None of the Company's Named Executive Officers, Directors or nominees for Director will be affected by the extension of the term of the stock options, except Mr. Stephen M. Humphrey, who serves a President and Chief Executive Officer of the

Company and is a nominee for election as a Director at the Annual Meeting, who holds all of the stock options expiring in 2007. Mr. Humphrey has three tranches of 1,081,675 vested stock options with per share exercise prices of $6.57, $4.93 and $3.28, respectively. Other than Mr. Humphrey, no Participant has received 5% or more of the outstanding options under the 1996 SIP.

        The only other executive officer of the Company holding stock options that the Compensation and Benefits Committee currently intends to extend is Mr. Michael R. Schmal, who holds 60,840 stock options with an exercise price of $6.57 per share. In addition to Mr. Humphrey and Mr. Schmal, the Compensation and Benefits Committee intends to extend the terms of 458,735 options with an exercise price of $6.57 per share held by 17 management employees of the Company. The Compensation and Benefits Committee does not currently intend to extend the terms of 164,258 stock options with an exercise price of $6.57 per share held by two executive officers of the Company granted in 1999. Including options held by these two executive officers, the Company's executive officers as a group hold 3,470,123 options under the 1996 SIP.

Board Recommendation

        The Board of Directors believes that the proposed amendment to the 1996 SIP is in the best interests of the Company and its stockholders. The Board of Directors recommends a vote "FOR" approval of the amendment to the 1996 SIP.

TOTAL RETURN TO STOCKHOLDERS

        The following graph compares the total returns (assuming reinvestment of dividends) of the Company's common stock, the Standard & Poor's 500 Stock Index and the Dow Jones U.S. Container & Packaging Index. The graph assumes $100 invested on August 11, 2003 (the first day of public trading in the Company's common stock) in the Company's common stock and each of the indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	08/11/03	12/31/03	12/31/04
Graphic Packaging Corporation	$100.00	$99.02	$175.60
S&P 500 Index	$100.00	$114.21	$126.64
DJ U.S. Container & Packaging Index	$100.00	$118.86	$140.22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the beneficial ownership of the Company's common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) each Director and Director-nominee, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of April 1, 2005 and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

Name	Number of Shares	Percentage
5% Stockholders:
Grover C. Coors Trust(1)(2)	51,211,864	25.79%
Jeffrey H. Coors(1)(2)(3)	64,039,489	31.94%
William K. Coors(1)(2)(4)	62,096,484	31.27%
Clayton, Dubilier & Rice Fund V Limited Partnership(5)	34,222,500	17.23%
EXOR Group S.A.(6)	34,222,500	17.23%
The 1818 Fund II, L.P.(7)	11,291,400	5.69%
HWH Investment Pte. Ltd.(8)	10,647,000	5.36%
Directors and Named Executive Officers:
Stephen M. Humphrey(9)	8,254,854	3.99%
John D. Beckett(10)	62,123	*
G. Andrea Botta	13,294	*
Kevin J. Conway	0	*
Harold R. Logan, Jr.(11)	28,586	*
John R. Miller	12,025	*
Robert W. Tieken	10,065	*
Martin D. Walker	31,389	*
David W. Scheible(12)	273,154	*
John T. Baldwin(13)	176,665	*
Robert W. Spiller(14)	134,355	*
All Directors and executive officers as a group (18 persons)(15)	74,330,245	35.34%

(1)
Under the trust agreement evidencing the Grover C. Coors Trust (the "Coors Trust"), the affirmative vote of a majority of the trustees is required to determine how shares of stock held by the Coors Trust will be voted or to dispose of any shares of stock held by the Coors Trust; therefore, none of the trustees of the Coors Trust is deemed to have beneficial ownership of shares held by the Coors Trust by virtue of the trust agreement (although Jeffrey H. Coors and William K. Coors are deemed to have beneficial ownership of the shares held by the Coors Trust pursuant to the Stockholders Agreement). The trustees of the Coors Trust are William K. Coors, Jeffrey H. Coors, John K. Coors, Joseph Coors, Jr. and Peter H. Coors. The business address for the Grover C. Coors Trust is Coors Family Trusts, Mailstop VR 900, Post Office Box 4030, Golden, Colorado 80401.

(2)
Pursuant to the Stockholders Agreement, certain members of the Coors family and related trusts that are parties thereto, including the Coors Trust, Jeffrey H. Coors and William K. Coors, have designated and appointed Jeffrey H. Coors and, in case of his inability to act, William K. Coors, as their attorney-in-fact to perform all obligations under the Stockholders Agreement, including but not limited to, voting obligations with respect to the election of directors. The parties to the Stockholder Agreement retain voting power with regard to all other matters and sole dispositive power over such shares. The business address for William K. Coors and Jeffrey H. Coors is Graphic Packaging Corporation, 814 Livingston Court, Marietta, Georgia 30067.

(3)
The amount shown includes (i) 53,429 shares held in joint tenancy with spouse, (ii) 140,848 stock units held in the Company's 401(k) savings plan, (iii) 250 shares held by GPIC's Payroll Stock Ownership Plan, (iv) 500 shares held by Jeffrey H. Coors Family, Ltd., (v) 1,726,652 shares held by the May Kistler Coors Trust dated September 24, 1965, as to which Jeffrey H. Coors has voting and investment power with William K. Coors, Joseph Coors, Jr., John K. Coors and Peter H. Coors, as co-trustees, (vi) 30,000 shares held by Mr. Coors' wife, and (vii) an aggregate of 60,019,768 shares attributable to Mr. Coors solely by virtue of the Stockholders Agreement. The amount shown also includes 1,603,489 shares subject to stock options exercisable within 60 days and 313,942 restricted stock units that vest within 60 days.

(4)
The amount shown includes (i) 153,691 shares held in joint tenancy with spouse, (ii) 1,726,652 shares held by the May Kistler Coors Trust dated September 24, 1965, as to which William K. Coors has voting and investment power with Jeffrey H. Coors, Joseph Coors, Jr., John K. Coors and Peter H. Coors, as co-trustees, and (iii) an aggregate of 60,211,715 shares attributable to Mr. Coors solely by virtue of the Stockholders Agreement. The amount shown also includes 4,426 shares subject to stock options exercisable within 60 days.

(5)
Associates V is the general partner of the CD&R Fund and has the power to direct the CD&R Fund as to the voting and disposition of its shares of the Company's common stock. Associates II is the managing general partner of Associates V and has the power to direct Associates V as to its direction of the CD&R Fund's voting and disposition of shares. No person controls the voting and dispositive power of Associates II with respect to the shares owned by the CD&R Fund. Each of Associates V and Associates II expressly disclaims beneficial ownership of the shares owned by the CD&R Fund. The business address for each of the CD&R Fund, Associates V and Associates II is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(6)
Giovanni Agnelli e C.S.A.P.A.Z., an Italian company, is the beneficial owner of more than 60% of the equity interests of EXOR Group S.A. The business address for EXOR Group S.A. is 22-24, Boulevard Royal, L-2449 Luxembourg.

(7)
The business address for The 1818 Fund II, L.P. is c/o Brown Brothers Harriman & Co., 140 Broadway, 16th Floor, New York, NY 10005.

(8)
The beneficial owner of HWH Investment Pte Ltd is Government of Singapore Investment Corporation (Ventures) Pte Ltd which is beneficially owned by Minister for Finance Inc. of the Government of Singapore. The business address for HWH Investment Pte Ltd is 250 North Bridge Road, Singapore 179101, Republic of Singapore.

(9)
The amount shown includes 7,988,679 shares subject to stock options exercisable within 60 days and 114,075 restricted stock units that vest within 60 days.

(10)
The amount shown includes 5,638 shares subject to stock options exercisable within 60 days.

(11)
The amount shown includes 2,000 shares subject to stock options exercisable within 60 days.

(12)
The amount shown includes 163,710 shares subject to stock options exercisable within 60 days and 105,191 restricted stock units that vest within 60 days.

(13)
The amount shown includes 133,332 shares subject to stock options exercisable within 60 days and 33,333 restricted stock units that vest within 60 days.

(14)
The amount shown includes 114,075 shares subject to stock options exercisable within 60 days and 20,280 restricted stock units that vest within 60 days.

(15)
The amount shown includes 10,799,423 shares subject to stock options exercisable within 60 days and 951,951 restricted stock units that vest within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during 2004 and Form 5 and amendments thereto furnished to the Company with respect to 2004, and written representations from the Company's reporting persons, the Company believes that the its officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) applicable to such persons, except that Mr. Jeffrey H. Coors filed one Form 4 reporting the payout of deferred compensation in shares late.

AUDIT MATTERS

Report of the Audit Committee

        This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

        The Audit Committee is currently comprised of three members, each of which is an "independent director," as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and each qualifies as an "audit committee financial expert" under federal securities laws. The Audit Committee's purposes are to assist the Board in overseeing: (a) the quality and integrity of the Company's financial statements; (b) the qualifications and independence of the Company's independent auditors; and (c) the performance of the Company's internal audit function and independent auditors.

        In carrying out its responsibilities, the Audit Committee has:

  •
  reviewed and discussed the Company's audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed with audit committees by Statement on Auditing Standards No. 61, as amended; and

  •
  received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 and has discussed with independent auditors their independence.

        Based on the review and discussions noted above and the Company's independent auditors' report to the Audit Committee, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Robert W. Tieken, (Chairman) Harold R. Logan, Jr. John R. Miller

Principal Accountant—Audit and Non-Audit Fees

        Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP, the Company's principal accountants ("PWC"), are as follows:

	Year Ended December 31,
	2004	2003
	(in millions)
Audit Fees	$3.8	$1.6
Audit-Related Fees	0.3	1.5
Tax Fees	0.0	0.1
All Other Fees	0.1	1.5

Total	$4.2	$4.7

        Audit Fees.    This category includes the aggregate fees billed for professional services rendered for the audits of the Company's consolidated financial statements for fiscal years ended December 31, 2004, and December 31, 2003, for the reviews of the financial statements included in the quarterly reports on Form 10-Q during 2004 and 2003, and for services that are normally provided by PWC in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

        Audit-Related Fees.    This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by PWC that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under "Audit Fees," as noted above. These services consist of fees for accounting consultation and audits of employee benefit plans, and in 2003, fees for due diligence done in connection with the Merger.

        Tax Fees.    This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by PWC for tax compliance, tax planning and tax advice.

        All Other Fees.    This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by PWC that are not reported under "Audit Fees," "Audit-Related Fees" or "Tax Fees," as noted above.

        The Audit Committee reviews and pre-approves audit and non-audit services performed by PWC, the Company's independent auditors, as well as the fees charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may grant pre-approval authority for such services, and such pre-approval is then presented to the full Audit Committee at its next scheduled meeting for ratification.

        The Audit Committee has considered and determined the fees charged for services other than "Audit Fees" discussed above are compatible with maintaining independence by PWC. Beginning May 6, 2004, 100% of the audit and non-audit services provided by PWC were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Independent Auditors

        Upon the recommendation of the Audit Committee, the Board has reappointed PWC as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2005. PWC has served in such capacity continuously since June 2002.

        Representatives of PWC are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

ADDITIONAL INFORMATION

        The Company will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies.

        Where a choice is specified with respect to any matter to come before the Annual Meeting, the shares represented by proxy will be voted in accordance with such specifications. Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" the election of each of the nominees for Director and "FOR" the approval of the amendment of the 1996 Plan.

        Management is not aware of any matters other than those specified herein that will be presented for action at the Annual Meeting, but if any other matters do properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.

        In the election of Directors, a specification to withhold authority to vote for any of the nominees will not constitute an authorization to vote for any other nominee.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        If you intend to present a proposal at the 2006 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company's Corporate Secretary at 814 Livingston Court, Marietta, Georgia 30067. The Corporate Secretary must receive this proposal no later than December 21, 2005.

        If you want to present a proposal at the 2006 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company's Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 17, 2006, and not later than February 16, 2006. However, if the date of the 2006 annual stockholders meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, then such proposal must be submitted by the later of the 90th day before such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        Notice of a proposal or nomination must include:

  •
  as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

  •
  as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

  •
  as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

  •
  the name and address of such stockholder and beneficial owner, as they appear on the Company's books;

  •
  the class and number of shares of the Company's common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

  •
  a representation that the stockholder is a holder of record of the Company's common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

  •
  a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

        Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals will be presented at the meeting as were brought before the meeting in accordance with the procedures described above. Except as otherwise provided by law, the Company's Restated Certificate of Incorporation or By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a qualified representative of the stockholder does not appear at the Annual Meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect of such vote.

        The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

ANNUAL REPORT

        The Company's 2004 Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, is included in the Annual Report to Stockholders and is available without charge upon written request addressed to Graphic Packaging Corporation, Investor Relations, 814 Livingston Court, Marietta, Georgia 30067. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, if specifically requested.

By order of the Board of Directors,

STEPHEN A. HELLRUNG Senior Vice President, General Counsel and Secretary
Marietta, Georgia April 18, 2005

Appendix A

RIVERWOOD HOLDING, INC.
STOCK INCENTIVE PLAN

Section 1. Purpose

        The purpose of this Riverwood Holding, Inc. Stock Incentive Plan is to foster and promote the long-term financial success of the Company and the Subsidiaries and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Section 2. Definitions

        2.1.    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a)    "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

          (b)    "Award Agreement" means the agreement evidencing the grant of any Incentive Award under the Plan, including a Subscription Agreement and an Option Agreement.

          (c)    "Board" means the Board of Directors of the Company.

          (d)    "CD&R Fund" means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          (e)    "Cause" shall mean (i) the willful failure of the Participant to perform substantially his employment-related duties, (ii) the Participant's willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the business or reputation of Company or any Subsidiary, (iii) the Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary, not to compete or interfere with the Company or any Subsidiary or relating to the take-along rights described in Section 10.3 hereof; provided that, with respect to any Participant who is party to an employment or individual severance agreement with the Company or RIC, "Cause" shall have the meaning, if any specified in such agreement.

          (f)    "Change in Control" means the first to occur of the following events after the Effective Date:

            (i)    the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund, any Investor or any Affiliate of the CD&R Fund or of an Investor, of 50% or more of the combined voting power of the Company's or RIC's then outstanding voting securities;

            (ii)    the merger or consolidation of the Company or RIC, as a result of which persons who were stockholders of the Company or RIC, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

            (iii)    the liquidation or dissolution of the Company or RIC other than a liquidation of RIC into the Company or into any Subsidiary; and

            (iv)    the sale, transfer or other disposition of all or substantially all of the assets of the Company or RIC to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, RIC, the CD&R Fund or any Investor.

          (g)    "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

          (h)    "Committee" means the Compensation Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers).

          (i)    "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

          (j)    "Company" means Riverwood Holding, Inc., a Delaware corporation formerly known as New River Holding, Inc., and any successor thereto.

          (k)    "EBITDA", for any period, shall, unless otherwise provided in an Award Agreement, have the meaning assigned to such term in the Credit Agreement, dated as of March 21, 1996, among RIC Holding, Inc., the other borrowers party thereto, Chemical Bank, as administrative agent, and the lenders party thereto from time to time, as such agreement may be assumed by RIC as successor in interest to RIC Holding, Inc., and as the same may be amended from time to time.

          (l)    "Effective Date" means April 8, 1996.

          (m)    "Employee" means any executive officer or other key management employee of the Company.

          (n)    "Extraordinary Termination" means a termination of a Participant's employment with the Company and the Subsidiaries by reason of the Participant's death, Permanent Disability or Retirement.

          (o)    "Fair Market Value" means, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Executive Committee of the Board. In making a determination of Fair Market Value, the Executive Committee shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and a valuation of the Common Stock, which shall be performed, with respect to the 1996 fiscal year, as promptly as practicable following the first business day of the 1997 fiscal year of the Company and each subsequent fiscal year by an independent valuation firm chosen by the Executive Committee, provided, however, that the Fair Market Value per share of Common Stock determined as of any date prior to January 1, 1997 shall be deemed to equal $100 unless the Executive Committee determines otherwise. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company.

          (p)    "Incentive Award" means an award of Options under the Plan or the right to purchase Common Stock pursuant to Article VIII of the Plan.

          (q)    "Investors" means each of the investors who purchased shares of Common Stock or shares of Class B Common Stock of the Company concurrently with the consummation of the merger contemplated by the Merger Agreement, and their "specified affiliates", within the meaning of the Stockholders Agreement of the Company, as amended from time to time.

          (r)    "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 25, 1995, among CDRO Acquisition Corporation, an indirect, wholly owned subsidiary of the Company, RIC Holding, Inc. a wholly owned subsidiary of the Company, and Riverwood International Corporation.

          (s)    "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

          (t)    "Option" means the right granted to a Participant under the Plan to purchase a stated number of shares of Common Stock at a stated price, not less than Fair Market Value on the date of grant, for a specified period of time.

          (u)    "Option Agreement" means an agreement between the Company and the Participant setting forth the terms and conditions of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit B.

          (v)    "Participant" means any Employee designated by the Board to participate in the Plan.

          (w)    "Performance Option" means an Option granted pursuant to the Plan which vests in accordance with the provisions of Section 6.3(b) based upon the financial performance of the Company and the Subsidiaries.

          (x)    "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's employment-related duties lasting (or likely to last, in the judgment of the Board) for a period of six months or longer and within 30 days after RIC notifies the Participant in writing that it intends to replace him, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis. The Board's reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant, the Company or RIC to advise the Board; provided that, with respect to any Participant who is party to an employment or individual severance agreement with the Company or RIC, "Permanent Disability" shall have the meaning, if any, assigned in such agreement to such term or to a similar term such as "Disability" or "Disabled".

          (y)    "Plan" means this Riverwood Holding, Inc. Stock Incentive Plan, as the same may be amended from time to time.

          (z)    "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

          (aa) "Registration and Participation Agreement" means the Registration and Participation Agreement, dated as of March 27, 1996, among the Company and certain stockholders of the Company, as the same may be amended from time to time.

          (bb) "Retirement" means a Participant's retirement from active employment with the Company and the Subsidiaries at or after age 65.

          (cc) "RIC" means Riverwood International Corporation, a Delaware corporation formerly known as Riverwood International USA, Inc., and any successor thereto.

          (dd) "Service Option" means an Option granted pursuant to the Plan which vests in accordance with the provisions of Section 6.3(a) based upon a Participant's completion of service.

          (ee) "Subscription Agreement" means the management stock subscription agreement entered into by the Company and a Participant setting forth the terms and conditions of any purchase of Common Stock by such Participant under the Plan which agreement shall be substantially in the form attached hereto as Exhibit A, unless the Board determines otherwise.

          (ff) "Subsidiary" means any corporation or other person, a majority of whose outstanding voting securities or other equity interests is owned, directly or indirectly, by the Company.

        2.2.    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

        Participants in the Plan shall be those Employees selected by the Board to participate in the Plan from time to time. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

Section 4. Powers of the Board

        4.1.    Power to Grant and Establish Terms of Awards. The Board shall, subject to the terms of the Plan, determine the Participants to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, provided that nothing in the Plan shall limit the right of members of the Board who are Employees to receive Incentive Awards hereunder.

        4.2.    Administration. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. The Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan or to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

        4.3    Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by the Committee or any other duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

Section 5. Stock Subject to Plan

        5.1.    Number. Subject to the provisions of Section 5.3, the maximum number shares of Common Stock subject to Incentive Awards under the Plan (including shares that become available for grant pursuant to Section 5.2) may not exceed, in the aggregate, (i) 695,000 shares, reduced by (ii) the number of shares of Common Stock, not to exceed 5,000 shares, covered by Awards offered but not granted under Plan in the initial offering and grant of Awards hereunder. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

        5.2.    Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to any portion of an Incentive Award which for any reason expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of such shares of Common Stock, shall again be available for award under the Plan, subject to the maximum limitation specified in Section 5.1.

        5.3.    Adjustment in Capitalization. The number and class of Incentive Awards (and the number of shares of Common Stock available for issuance upon exercise or settlement of such Incentive Awards) granted under the Plan, and the number, class and exercise price of any outstanding Options, may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.

Section 6. Terms of Options

        6.1.    Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms and conditions consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board, such Option Agreement shall also state that the holder thereof is entitled to the benefits of and shall be bound by the obligations set forth in the Registration and Participation Agreement, dated as of March 27, 1996 and as the same may be amended from time to time, among the Company and certain stockholders of the Company, to the extent set forth therein.

        6.2.    Option Price.    The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Board but shall not be less than the Fair Market Value on the date the option is granted.

        6.3.    Exercise of Options.

          (a)    Service Options.    Unless otherwise provided by the Board in the Option Agreement evidencing such Award, subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Service Options granted to a Participant shall become vested in five equal annual installments on each of the first five anniversaries of the date of grant, provided that in all events 100% of such Service Options shall become exercisable (i) at the time and under the circumstances described in Sections 9.1 or 10, if applicable, or (ii)(x) in the event that the CD&R Fund and, if applicable, its Affiliates effect a sale or other disposition of all of the Common Stock then held by the CD&R Fund and its Affiliates to one or more persons other than any person who is an Affiliate of the CD&R Fund and (y) thereafter, the Participant's employment with the Company and the Subsidiaries is terminated by the Company other than for Cause or, to the extent provided in the Award Agreement evidencing such Service Options, by the Participant for "good reason" (as defined in such Option Agreement) (a "Disposition Transaction and Termination"), as of the date of such termination.

          (b) Performance Options. Unless otherwise provided by the Board in the Option Agreement evidencing such Award, subject to Section 9.1 and 10, no portion of any Performance Options shall become vested unless and until the Company shall have achieved the EBITDA target specified in the Option Agreement evidencing such Performance Options and provided the Participant is in the continuous employment of the Company or one of the Subsidiaries from the date of grant to the date such target is achieved, provided, however, that in the event of a Disposition Transaction and Termination, a proportionate share of any Performance Options that have not vested and become exercisable on or prior to the date of such Disposition Transaction and Termination shall vest and become exercisable as of such date, such proportionate share to equal the product of (i) the percentage obtained by dividing (x) the cumulative EBITDA achieved by the Company as of the last day of the calendar quarter ending coincident with or immediately prior to the date of the Disposition Transaction and Termination by (y) the EBITDA target specified in the Option Agreement, multiplied by (ii) the total number of Shares subject to the Performance Options. Notwithstanding the foregoing provisions of this paragraph (b), subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Performance Options shall become vested in full, nine years and six months following the date of grant, regardless of whether the applicable EBITDA target shall have been achieved.

          (c) Conditions. Notwithstanding any other provision herein, the Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Employee will exercise any exercisable Option, the Company and such Employee shall enter into a Subscription Agreement with respect to the Common Stock to be purchased upon exercise of such Option. Notwithstanding any other provision of the Plan, no Option shall be exercisable for more than 10 years after the date on which it is granted.

        6.4. Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The exercise price of any Options exercised at any time following a Public Offering may be paid in full or in part in the form of shares of Common Stock that have been owned by the Participant for at least six months, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Board and, if the Board deems it necessary or appropriate, subject to shareholder approval of the Plan. Subject to Section 6.3, as soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.

Section 7. Terms of Offers to Purchase Common Stock

        7.1. Offers to Purchase Common Stock. Offers to purchase Common Stock may be made to Participants at such time or times as shall be determined by the Board. Each purchase of Common Stock by a Participant shall be made pursuant to a Subscription Agreement that shall include customary representations, warranties, covenants and other terms and conditions with respect to securities law matters and such other terms and conditions as the Board shall determine. Unless otherwise determined by the Board, such Subscription Agreement shall also state that in respect of any shares of Common Stock purchased by the Participant pursuant to such Subscription Agreement (i) prior to a Public Offering, such shares shall be subject to certain repurchase rights of Holding and the CD&R Fund and (ii) such Participant shall be entitled to certain of the benefits (relating to the right to participate in certain sales and purchases of Common Stock by the Investors) set forth in the Registration and Participation Agreement and shall be bound by the obligations set forth in such

Registration and Participation Agreement, in each case, to the extent set forth in the Subscription Agreement evidencing the purchase of such Common Stock.

        7.2. Purchase Price. The purchase price per share of Common Stock to be purchased under the Plan shall be determined by the Board.

Section 8. Termination of Employment

        8.1. Extraordinary Termination. Unless otherwise provided in the Option Agreement or otherwise determined by the Board, in the event that a Participant's employment with the Company and the Subsidiaries terminates by reason of an Extraordinary Termination, then (i) all Service Options granted to such Participant shall become fully vested as of the date of such termination, (ii) if the Performance Options granted to such Participant have not become vested on or prior to the date of such termination, a proportionate share of such Performance Options shall become vested as of the date of such termination, such proportionate share to equal the percentage obtained by dividing (A) the cumulative EBITDA achieved during the period from the date of grant (or such other date specified in the applicable Option Agreement) to the last day of the calendar quarter ending coincident with or immediately prior to the Participant's termination of employment, by (B) the cumulative EBITDA target specified in such Option Agreement and (iii) all such Service Options and vested Performance Options shall remain exercisable solely until the first to occur of (x) the one year anniversary of the date of the Participant's termination of employment or (y) the expiration of the term of any such Option. Any Performance Options held by the Participant that are not vested as of the date of an Extraordinary Termination shall terminate and be canceled immediately upon such Extraordinary Termination and all other Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

        8.2. Termination for Cause. Unless otherwise provided in the Award Agreement or otherwise determined by the Board, in the event a Participant's employment with the Company and the Subsidiaries is terminated by the Company or a Subsidiary for Cause, any Options held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination of employment and any Common Stock purchased by the Participant may be repurchased for a purchase price calculated in accordance with the terms of the Subscription Agreement.

        8.3. Other Termination of Employment. Unless otherwise determined by the Board at the time of grant, the Board shall provide in the Option Agreement evidencing options granted hereunder that,, in the event that a Participant's employment with the Company and the Subsidiaries terminates for any reason other than (i) an Extraordinary Termination or (ii) for Cause, any Options then held by such Participant that have become vested on or prior to the date of such termination shall, subject to Section 8.4, remain exercisable until the first to occur of (x) the 60th day after the expiration of the period, if any, specified in such Participant's Option Agreement during which the Company or the CD&R Fund has a right to purchase such Options from the Participant or (y) the expiration of the term of such Option. Any Options held by the Participant that are not vested Options as of the date of the Participant's termination of employment shall terminate and be canceled immediately upon such termination, and any vested Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

        8.4. Certain Rights upon Termination of Employment Prior to Public Offering. Unless otherwise determined by the Board at the time of grant, the Board shall provide in each Award Agreement evidencing Incentive Awards granted hereunder that, upon a termination of a Participant's employment with the Company and the Subsidiaries prior to a Public Offering for any reason, the Company and the CD&R Fund and its Affiliates shall have successive rights to repurchase for cash any vested Options or shares of Common Stock then held by the Participant, and, upon an Extraordinary Termination, the

Participant shall have the right to require the Company to repurchase shares of Common Stock then owned by him (provided the Participant has held such shares of Common Stock for at least six months), for a repurchase price equal to the Fair Market Value, reduced in the case of any Options by the exercise price per share of Common Stock for such Option, and upon such additional terms and conditions as are set forth in such Award Agreement.

Section 9. Change in Control

        9.1. Accelerated Vesting and Payment.

          (a) Service Options and Vested Performance Options. Unless the Board otherwise determines in the manner set forth in Section 9.2, in the event of a Change in Control, each outstanding Service Option (regardless of whether such Option is at such time otherwise exercisable) and each outstanding Performance Option that has become vested prior to the Change in Control, without regard to this Section 9.1, shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price, multiplied by (ii) the number of shares of Common Stock covered by such Option.

          (b) Performance Options. Unless the Board otherwise determines in the manner set forth in Section 9.2, in the event of a Change of Control prior to the date as of which Performance Options have become vested in accordance with Section 6.3(b), a proportionate share (determined in accordance with the immediately succeeding sentence) of each outstanding Performance Option shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price, multiplied by (ii) the number of shares of Common Stock covered by the vested portion of the Performance Option. Such proportionate share shall be determined in accordance with the formula described in Section 8.1 based on the cumulative EBITDA achieved as of the date of the Change in Control.

          (c) Timing of Option Cancellation Payments. The cash payment described in paragraphs (a) and (b) above shall be payable in full, as soon as reasonably practicable, but in no event later than, 30 days following the Change in Control, unless provided otherwise by the Board in the Award Agreement evidencing such Options.

        9.2. Alternative Options. Notwithstanding Section 9.1, no cash settlement or other payment shall be made with respect to any Option in the event that the transaction constituting the Change in Control is to be accounted for using the "pooling of interest" method of accounting. In such event, each Option then held by a Participant shall become fully vested immediately prior to the consummation of such transaction and each such Participant shall have the right, subject to compliance with all applicable securities laws, to (i) exercise his Options in connection with the Change in Control or (ii) provided such opportunity is made available by the New Employer, exchange such Options for fully exercisable options to purchase common stock of the New Employer having substantially equivalent economic value to the Options being exchanged therefor (determined at the time of the Change in Control).

        9.3 Certain Take-Along Rights Prior to a Public Offering. Unless otherwise determined by the Board at time of grant, the Board shall provide in each Subscription Agreement evidencing Incentive Awards granted hereunder that, upon certain transactions constituting a Change in Control, the Participant will be required to sell shares of Common Stock then owned by him, for a cash payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such Subscription Agreement.

Section 10. Amendment, Modification, and
Termination of the Plan

        The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Incentive Award theretofore granted under the Plan, without the consent of the Participant holding such Incentive Award. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Section 11. Miscellaneous Provisions

        11.1. Nontransferability of Awards. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Restrictions, if any, on the transfer of Common Stock purchased pursuant to Section 7.1 of the Plan or upon exercise of any Options shall be set forth in the applicable Award Agreement evidencing such Incentive Award, including without limitations, restrictions described in Section 8.4 herein.

        11.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board and will be effective only when filed by the Participant in writing with the Board during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options or Deferred Stock Units outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

        11.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

        11.4. Tax Withholding. The Company and the Subsidiaries shall have the power to withhold, or require a Participant to remit to the Company or a Subsidiary promptly upon notification of the amount due, an amount determined by the Company or such Subsidiary to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any Incentive Award and the Company may (or may cause a Subsidiary to) defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Board may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Board shall determine.

        11.5. Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company and RIC to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorney's fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Agreement and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's or RIC's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

        11.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

        11.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of the Plan or any Award Agreement, no Incentive Awards shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of, or otherwise in connection with, any Incentive Award granted under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

        11.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

        11.9. No Impact On Benefits. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

        11.10. Freedom of Action. Subject to Section 10, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

        11.11. Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 10.

        11.12. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and the Subsidiaries, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons. Any reserves that may be established by the Company or any Subsidiary in connection with this Plan shall continue to be held as part of the general funds of the Company or such Subsidiary, and no individual or entity other than the Company or such Subsidiary shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Subsidiary pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Subsidiary.

        11.13. Notices. Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

        11.14. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

        11.15. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

        11.16. No Rights as Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Incentive Award until the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        11.17. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

GRAPHIC PACKAGING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 17, 2005
10:00 a.m. (local time)

RENAISSANCE WAVERLY HOTEL
2450 Galleria Parkway
Atlanta, Georgia 30339

Graphic Packaging Corporation 814 Livingston Court, Marietta, Georgia 30067	PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. Baldwin and Stephen A. Hellrung, or either of them, as proxies, with power of substitution, to vote all the shares of the undersigned held of record by the undersigned as of March 21, 2005, with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Graphic Packaging Corporation (the "Company"), to be held at 10:00 a.m. (local time) on May 17, 2005, at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, or any adjournment thereof.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE, VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, SIGN ON THE REVERSE SIDE. NO BOXES NEED TO BE CHECKED.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/gpk/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Graphic Packaging Corporation, c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 John D. Beckett 02 Stephen M. Humphrey 03 John R. Miller	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the amendment of the Riverwood Holding, Inc. Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

TABLE OF CONTENTS
Proxy Statement for the Annual Meeting of Stockholders May 17, 2005
GENERAL INFORMATION
SUMMARY OF MERGER WITH GRAPHIC PACKAGING INTERNATIONAL CORPORATION
CORPORATE GOVERNANCE MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS
Class II Nominees for Election as Directors—Term to Expire in 2008
Class III Directors—Term to Expire in 2006
Class I Directors—Term to Expire in 2007
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Pension Plan Table
Pension Plan Table
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2—AMENDMENT OF THE RIVERWOOD HOLDING, INC. STOCK INCENTIVE PLAN
Summary of U.S. Federal Income Tax Consequences
TOTAL RETURN TO STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT MATTERS
ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS AND NOMINATIONS
ANNUAL REPORT
RIVERWOOD HOLDING, INC. STOCK INCENTIVE PLAN Section 1. Purpose
Section 2. Definitions
Section 3. Eligibility and Participation
Section 4. Powers of the Board
Section 5. Stock Subject to Plan
Section 6. Terms of Options
Section 7. Terms of Offers to Purchase Common Stock
Section 8. Termination of Employment
Section 9. Change in Control
Section 10. Amendment, Modification, and Termination of the Plan
Section 11. Miscellaneous Provisions
This Proxy is Solicited on Behalf of the Board of Directors
The Board of Directors Recommends a Vote FOR Proposals 1 and 2.